   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 2009
                                                    REGISTRATION NO. 333-103474
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        POST-EFFECTIVE AMENDMENT NO. 14

                               -----------------

                         PRUCO LIFE INSURANCE COMPANY
                          (Exact Name of Registrant)

                               -----------------

                                    ARIZONA
        (State or other jurisdiction of incorporation or organization)

                                   22-194455
                    (I.R.S. Employer Identification Number)

                       C/O PRUCO LIFE INSURANCE COMPANY
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                (973) 802-7333
         (Address and telephone number of principal executive offices)

                               -----------------

                               THOMAS C. CASTANO
                                   SECRETARY
                         PRUCO LIFE INSURANCE COMPANY
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                (973) 802-4708
          (Name, address, and telephone number of agent for service)

                               -----------------

                                  Copies to:

                            C. CHRISTOPHER SPRAGUE
                       VICE PRESIDENT, CORPORATE COUNSEL
                           THE PRUDENTIAL INSURANCE
                              COMPANY OF AMERICA
                               751 BROAD STREET
                         NEWARK, NEW JERSEY 07102-3714
                                (973) 802-6997

================================================================================

Approximate date of commencement of proposed sale to the public--January 28,
2009

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_]                                                Accelerated filer [_]
Non-accelerated filer [X]    (Do not check if a smaller reporting company) Smaller reporting company [_]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                 PROPOSED MAXIMUM    PROPOSED MAXIMUM
   SECURITIES TO BE      AMOUNT TO BE  OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
      REGISTERED         REGISTERED*         UNIT*               PRICE         REGISTRATION FEE**
--------------------------------------------------------------------------------------------------
Market-value adjustment
  annuity contracts (or
  modified guaranteed
  annuity contracts).... $200,000,000                        $200,000,000            $-0-
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

* Securities are not issued in predetermined units. ** Registration fee for these securities was paid at the time they were originally registered on Form S-3 as filed by Pruco Life Insurance Company on February 27, 2003.

Prudential Annuities Distributors, Inc., the principal underwriter of these contracts under a "best efforts" arrangement, will be reimbursed by Pruco Life Insurance Company of New Jersey for its costs and expenses incurred in connection with the sale of these contracts.

The Risk Factors section appears in Section 9 of the Summary of the prospectus. The exhibit index appears in Part II of this Registration Statement.

                                     Note:

Registrant is filing this Post-Effective Amendment No. 14 to Registration Statement No. 333-103474 for the purpose of including in the Registration Statement a Prospectus Supplement. The Prospectus and Part II that were filed as part of Post-Effective Amendment No. 12 filed with the SEC on April 25, 2008, as supplemented, are hereby incorporated by reference. Other than as set forth herein, this Post-Effective Amendment does not amend or delete any other part of this Registration Statement.

                                                   PRUCO LIFE INSURANCE COMPANY
                                     PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

 STRATEGIC PARTNERS/SM/ ANNUITY ONE 3 VARIABLE ANNUITY ("SPAO 3")
 STRATEGIC PARTNERS/SM/ PLUS 3 VARIABLE ANNUITY ("SP PLUS 3")
 STRATEGIC PARTNERS/SM/ FLEXELITE VARIABLE ANNUITY ("SP FLEXELITE")


                       Supplement dated February 23, 2009

                                       To
                Prospectuses dated May 1, 2008, as Supplemented


 This supplement should be read and retained with the prospectus and supplements for your SPAO 3, SPAO Plus 3, and SP Flex-elite Annuity. If you would like another copy of the prospectus or the supplements, please call us at 1-888-PRU-2888. The terms used in this supplement are defined in the Glossary in the prospectus, unless specifically defined in this supplement. The optional living benefits and optional features described in this supplement are only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions.

 This supplement describes new optional living benefits available under each of the above-referenced Contracts. If you currently own a Contract with a living benefit, you may terminate your existing benefit rider and elect these new benefits (subject to our current rules).

 This supplement also describes a new optional feature available to current owners of Highest Daily Lifetime Five Income Benefit, Highest Daily Lifetime Seven Income Benefit, and Spousal Highest Daily Lifetime Seven Income Benefit that, if elected, would provide an alternative asset transfer formula for their benefit. Except as otherwise described in this supplement, all terms and conditions of your Contract and benefit rider for Highest Daily Lifetime Five Income Benefit, Highest Daily Lifetime Seven Income Benefit or Spousal Highest Daily Lifetime Seven Income Benefit apply and do not change.

 In addition, this supplement also: (1) discusses that certain optional living benefits are no longer available (subject to regulatory approval of the benefits offered in this supplement); (2) discusses information about
 Section 403(b) annuity contract exchanges; (3) provides information regarding purchasing a Contract if you are a beneficiary of an annuity contract that was owned by a decedent; and (4) provides additional information with respect to Highest Daily Lifetime Five, Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven.

                         SUPPLEMENT TABLE OF CONTENTS



                                                                                        Page
                                                                                        ----

SUMMARY OF CONTRACT EXPENSES...........................................................

 PERIODIC ACCOUNT EXPENSES.............................................................   3

EXPENSE EXAMPLES.......................................................................   4

NEW LIFETIME WITHDRAWAL BENEFITS.......................................................   6

 HIGHEST DAILY LIFETIME 7 PLUS/SM/ INCOME BENEFIT......................................   6
 SPOUSAL HIGHEST DAILY LIFETIME 7 PLUS/SM/ INCOME BENEFIT..............................  17
 TERMINATION OF EXISTING BENEFITS AND ELECTION OF NEW BENEFITS.........................  25

INVESTMENT OPTIONS.....................................................................  26

NEW OPTIONAL FEATURE FOR HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT, HIGHEST DAILY
  LIFETIME SEVEN INCOME BENEFIT AND SPOUSAL HIGHEST DAILY LIFETIME SEVEN INCOME
  BENEFIT..............................................................................  27

 OPTIONAL FEATURE FOR HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT.......................  27
 OPTIONAL FEATURE FOR HIGHEST DAILY LIFETIME SEVEN INCOME BENEFIT AND SPOUSAL HIGHEST
   DAILY LIFETIME SEVEN INCOME BENEFIT.................................................  29

OTHER INFORMATION......................................................................  34

 DISCONTINUANCE OF CERTAIN LIFETIME WITHDRAWAL BENEFITS................................  34
 TAX CONSIDERATIONS - TYPES OF TAX-FAVORED PLANS.......................................  34
 "BENEFICIARY" ANNUITY.................................................................  34
 ASSET TRANSFER COMPONENT OF HIGHEST DAILY LIFETIME FIVE...............................  35
 ASSET TRANSFER COMPONENT OF HIGHEST DAILY LIFETIME SEVEN AND ASSET TRANSFER COMPONENT
   OF SPOUSAL HIGHEST DAILY LIFETIME SEVEN.............................................  37

 The following line items are added to the prospectus (on page 14 for Pruco Life ("PL") SPAO 3, page 13 for Pruco Life of New Jersey ("PLNJ") SPAO 3, page 13 for Flexelite, page 14 for PL SPAO Plus 3, and page 13 for PLNJ SPAO Plus
 3) section "Summary of Contract Expenses - Insurance and Administrative Expenses with the Indicated Benefits." The entire table of "Summary of Contract Expenses" can be found on page 13 PL SPAO 3, page 12 PLNJ SPAO 3, page 12 Flexelite, page 13 PL SPAO Plus, and page 12 PLNJ SPAO Plus of your prospectus.



----------------------------------------------------------------------------------------------------------------------
                                         PERIODIC ACCOUNT EXPENSES/1/
----------------------------------------------------------------------------------------------------------------------
          OPTIONAL BENEFIT              OPTIONAL       TOTAL       TOTAL        TOTAL          TOTAL        TOTAL
                                       BENEFIT FEE/   ANNUAL      ANNUAL        ANNUAL         ANNUAL       ANNUAL
                                         CHARGE      CHARGE /2/  CHARGE /2/   CHARGE /2/     CHARGE /2/    CHARGE /2/
                                                     for SPAO 3  for SPAO 3  for SP PLUS 3  for SP PLUS 3   for SP
                                                     CONTRACT    CONTRACT      CONTRACT       CONTRACT     FLEXELITE
                                                       with       without        with         without
                                                      CREDIT      CREDIT        CREDIT         CREDIT
----------------------------------------------------------------------------------------------------------------------
HIGHEST DAILY LIFETIME 7 PLUS
Maximum Charge /3/                     1.50% of PWV  1.50% +     1.40% +       1.50% +        1.40% +      1.65% +
                                                     1.50% of    1.50% of      1.50% of       1.50% of     1.50% of
                                                       PWV         PWV           PWV            PWV          PWV
Current Charge                         0.75% of PWV  1.50% +     1.40% +       1.50% +        1.40% +      1.65% +
                                                     0.75% of    0.75% of      0.75% of       0.75% of     0.75% of
                                                       PWV         PWV           PWV            PWV          PWV
----------------------------------------------------------------------------------------------------------------------
SPOUSAL HIGHEST DAILY LIFETIME 7 PLUS
Maximum Charge /3/                     1.50% of PWV  1.50% +     1.40% +       1.50% +        1.40% +      1.65% +
                                                     1.50% of    1.50% of      1.50% of       1.50% of     1.50% of
                                                       PWV         PWV           PWV            PWV          PWV
Current Charge                         0.90% of PWV  1.50% +     1.40% +       1.50% +        1.40% +      1.65% +
                                                     0.90% of    0.90% of      0.90% of       0.90% of     0.90% of
                                                       PWV         PWV           PWV            PWV          PWV
----------------------------------------------------------------------------------------------------------------------



 How Charge is Determined

 1. Highest Daily Lifetime 7 Plus. Charge for this benefit is assessed against the Protected Withdrawal Value ("PWV"). As discussed in the description of the benefit, the charge is taken out of the Sub-accounts. SPAO 3, 0.75% of PWV is in addition to 1.50% annual charge of amounts invested in the Sub-accounts. For SP Plus 3, 0.75% of PWV is in addition to 1.50% annual charge of amounts invested in the Sub-accounts. For both SPAO 3 and SP
    Plus 3 Contracts without the Credit, the 0.75% is in addition to 1.40% annual charge of amounts invested in the Sub-accounts. For SP Flexelite, 0.75% of PWV is in addition to 1.65% annual charge of amounts invested in the Sub-accounts (or 1.60% annual charge of amounts invested in the Sub-accounts for contracts sold prior to May 1, 2003, or upon subsequent state approval).
    Spousal Highest Daily Lifetime 7 Plus. Charge for this benefit is assessed against the Protected Withdrawal Value ("PWV"). As discussed in the description of the benefit, the charge is taken out of the Sub-accounts. SPAO 3, 0.90% of PWV is in addition to 1.50% annual charge of amounts invested in the Sub-accounts. For SP Plus 3, 0.90% of PWV is in addition to 1.50% annual charge of amounts invested in the Sub-accounts. For both SPAO 3 and SP Plus 3 Contracts without the Credit, the 0.90% is in addition to 1.40% annual charge of amounts invested in the Sub-accounts. For SP Flexelite, 0.90% of PWV is in addition to 1.65% annual charge of amounts invested in the Sub-accounts (or 1.60% annual charge of amounts invested in the Sub-accounts for contracts sold prior to May 1, 2003, or upon subsequent state approval).
 2. The Total Annual Charge includes the Insurance Charge assessed against the average daily net assets allocated to the Sub-accounts. If you elect more than one optional benefit, the Total Annual Charge would be increased to include the charge for each optional benefit.
 3. We reserve the right to increase the charge to the maximum charge indicated, upon any step-up or reset under the benefit, or new election of the benefit.

                               EXPENSE EXAMPLES

 For Pruco Life of New Jersey SPAO 3 and Pruco Life of New Jersey SP Plus 3 only, we replace the existing expense examples with the following:

 Below are examples for each Contract showing what you would pay in expenses at the end of the stated time periods had you invested $10,000 in the Contract and your investment has a 5% return each year.



 Example 1a: Contract With Credit: Step-Up Guaranteed Minimum Death Benefit, Spousal Highest Daily Lifetime 7 Plus Benefit, and You Withdraw All Your Assets This example assumes that:
   .   You invest $10,000 in the Contract With Credit,
   .   You choose the Step-Up Guaranteed Minimum Death Benefit,
   .   You choose the Spousal Highest Daily Lifetime 7 Plus Benefit,
   . You allocate all of your assets to the variable investment option having the maximum total operating expenses,*
   .   The investment has a 5% return each year,
   .   The mutual fund's total operating expenses remain the same each year,
   . For each optional benefit charge, we deduct the maximum charge rather than any current charge, and
   .   You withdraw all your assets at the end of the indicated period.

 * Note: Not all portfolios offered are available if you elect certain optional benefits.

 Example 1b: Contract With Credit: Step-Up Guaranteed Minimum Death Benefit, Spousal Highest Daily Lifetime 7 Plus Benefit, and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 1a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 Example 2a: Contract With Credit: Base Death Benefit, and You Withdraw All Your Assets
 This example assumes that:
   .   You invest $10,000 in the Contract With Credit,
   .   You do not choose any optional insurance benefit,
   . You allocate all of your assets to the variable investment option having the maximum total operating expenses,*
   .   The investment has a 5% return each year,
   .   The mutual fund's total operating expenses remain the same each year,
   . For each optional benefit charge, we deduct the maximum charge rather than any current charge, and
   .   You withdraw all your assets at the end of the indicated period.

 Example 2b: Contract With Credit: Base Death Benefit, and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 2a except that it assumes that you do not withdraw any of your assets at the end of the indicated period.

 Example 3a: Contract Without Credit: Step-Up Guaranteed Minimum Death Benefit, Spousal Highest Daily Lifetime 7 Plus Benefit, and You Withdraw All Your Assets

 This example makes exactly the same assumptions as Example 1a except that it assumes that you invest in the Contract Without Credit.

 Example 3b: Contract Without Credit: Step-Up Guaranteed Minimum Death Benefit, Spousal Highest Daily Lifetime 7 Plus Benefit, and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 1b except that it assumes that you invest in the Contract Without Credit.

 Example 4a: Contract Without Credit: Base Death Benefit; and You Withdraw All Your Assets

 This example makes exactly the same assumptions as Example 2a except that it assumes that you invest in the Contract Without Credit.

 Example 4b: Contract Without Credit: Base Death Benefit; and You Do Not Withdraw Your Assets

 This example makes exactly the same assumptions as Example 2b except that it assumes that you invest in the Contract Without Credit.

 Notes for Expense Examples:
 These Examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

 Contract With Credit: Step-up Guaranteed Minimum Death Benefit Option, Spousal Highest Daily Lifetime 7 Plus Benefit



         Example 1a: If You Withdraw Your Assets  Example 1b: If You Do Not Withdraw Your Assets
         ----------------------------------------------------------------------------------------
          1 yr      3 yrs     5 yrs     10 yrs    1 yr       3 yrs        5 yrs       10 yrs
         ----------------------------------------------------------------------------------------
         $1,231     $2,196    $3,074    $4,881    $479       $1,444       $2,416      $4,881
         ----------------------------------------------------------------------------------------



 Contract With Credit: Base Death Benefit



         Example 2a: If You Withdraw Your Assets  Example 2b: If You Do Not Withdraw Your Assets
         ----------------------------------------------------------------------------------------
          1 yr      3 yrs     5 yrs     10 yrs    1 yr       3 yrs        5 yrs       10 yrs
         ----------------------------------------------------------------------------------------
         $1,206     $2,122    $2,957    $4,674    $454       $1,370       $2,299      $4,674
         ----------------------------------------------------------------------------------------



 Contract Without Credit: Step-up Guaranteed Minimum Death Benefit Option, Spousal Highest Daily Lifetime 7 Plus Benefit



         Example 3a: If You Withdraw Your Assets  Example 3b: If You Do Not Withdraw Your Assets
         ----------------------------------------------------------------------------------------
          1 yr      3 yrs     5 yrs     10 yrs    1 yr       3 yrs        5 yrs       10 yrs
         ----------------------------------------------------------------------------------------
         $1,081     $1,810    $2,548    $4,614    $451       $1,360       $2,278      $4,614
         ----------------------------------------------------------------------------------------



 Contract Without Credit: Base Death Benefit



         Example 4a: If You Withdraw Your Assets  Example 4 b: If You Do Not Withdraw Your Assets
         -----------------------------------------------------------------------------------------
          1 yr      3 yrs     5 yrs     10 yrs    1 yr       3 yrs        5 yrs        10 yrs
         -----------------------------------------------------------------------------------------
         $1,057     $1,739    $2,435    $4,413    $427       $1,289       $2,165       $4,413
         -----------------------------------------------------------------------------------------

                      I. NEW LIFETIME WITHDRAWAL BENEFITS

 1. We add the following new lifetime withdrawal benefits to the prospectus:


 HIGHEST DAILY LIFETIME 7 PLUS/SM/ INCOME BENEFIT (HD 7 Plus)/SM/

 Highest Daily Lifetime 7 Plus is offered as a replacement to Highest Daily Lifetime Seven in those jurisdictions where we have received regulatory approval. Currently, if you elect Highest Daily Lifetime 7 Plus and subsequently terminate the benefit, you may elect another lifetime withdrawal benefit, subject to our current rules. See "Election of and Designations under the Program" and "Termination of Existing Benefits and Election of New Benefits" below for details. Please note that if you terminate Highest Daily Lifetime 7 Plus and elect another lifetime benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Contract Value as of the date the new benefit becomes active. The income benefit under Highest Daily Lifetime 7 Plus currently is based on a single "designated life" who is at least 45 years old on the date that the benefit is acquired. The Highest Daily Lifetime 7 Plus benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit other than the Highest Daily Value death benefit. As long as your Highest Daily Lifetime 7 Plus Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available investment option(s) with this program. For a more detailed description of the permitted investment options, see the "Investment Options" section below and in your prospectus on page 23 for PL SPAO 3, page 21 for PLNJ SPAO 3, page 22 for Flexelite, page .23 for PL SPAO Plus 3, and page 21 for PLNJ SPAO Plus 3.

 We offer a benefit that guarantees until the death of the single designated life (the Annuitant) the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life ("Lifetime Withdrawals"), provided that you have not made "excess withdrawals" that have resulted in your Contract Value being reduced to zero. We also permit you to make a one-time Non-Lifetime Withdrawal from your Annuity prior to taking Lifetime Withdrawals under the benefit. Highest Daily Lifetime 7 Plus may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that Sub-account performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the benefit - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime 7 Plus.

 Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Contract Value falls to zero, if you take an excess withdrawal that brings your Contract Value to zero, it is possible that your Annual Income Amount could also fall to zero. In that scenario, no further amount would be payable under the Highest Daily Lifetime 7 Plus benefit.


 Key Feature - Protected Withdrawal Value

 The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Contract Value and not available as cash or a lump sum. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Contract Value. On each Business Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraphs.

 The "Periodic Value" initially is equal to the Contract Value on the effective date of the benefit. On each Business Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. On each Business Day (the "Current Business Day"), the Periodic Value is equal to the greater of:

 (1)the Periodic Value for the immediately preceding business day (the "Prior Business Day") appreciated at the daily equivalent of 7% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive Business Days, but more than one calendar day for Business Days that are separated by weekends and/or holidays), plus the amount of any adjusted Purchase Payment made on the Current Business Day (the Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal); and
 (2)the Contract Value.


 If you have not made a Lifetime Withdrawal on or before the 10/th/, 20/th/, or 25/th/ Anniversary of the effective date of the benefit, your Periodic Value on the 10/th/, 20/th/, or 25/th/ Anniversary of the benefit effective date is equal to the greater of:

 (1)the Periodic Value described above or,


 (2)the sum of (a), (b) and (c) below (proportionally reduced for any Non-Lifetime Withdrawals):

       (a)200% (on the 10/th/ anniversary), 400% (on the 20/th/ anniversary) or 600% (on the 25/th/ anniversary) of the Contract Value on the effective date of the benefit;

       (b)200% (on the 10/th/ anniversary), 400% (on the 20/th/ anniversary) or 600% (on the 25/th/ anniversary) of all adjusted Purchase Payments made within one year following the effective date of the benefit; and

       (c)all adjusted Purchase Payments made after one year following the effective date of the benefit.


 On and after the date of your first Lifetime Withdrawal, your Protected Withdrawal Value is increased by the amount of any subsequent Purchase Payments, is reduced by withdrawals, including your first Lifetime Withdrawal (as described below), and may be increased if you qualify for a step-up (as described below).

 Return of Principal Guarantee

 If you have not made a Lifetime Withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next Business Day, if that anniversary is not a Business Day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

 a) your Contract Value on the day that you elected Highest Daily Lifetime 7 Plus proportionally reduced for any Non-Lifetime Withdrawal; and

 b) the sum of each Purchase Payment proportionally reduced for any subsequent Non-Lifetime Withdrawal (including the amount of any associated Credits) you made during the one-year period after you elected the benefit.


 If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options (including the AST Investment Grade Bond Sub-account), in the same proportion that each such Sub-account bears to your total Contract Value, immediately before the application of the amount. Any such amount will not be considered a Purchase Payment when calculating your Protected Withdrawal Value, your death benefit, or the amount of any optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. Because the amount is added to Contract Value, it will also be subject to each charge under your Contract based on Contract Value. This potential addition to Contract Value is available only if you have elected Highest Daily Lifetime 7 Plus and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal (other than a Non-Lifetime Withdrawal) prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee. The Return of Principal Guarantee is referred to as the Guaranteed Minimum Contract Value Credit in the benefit rider.


 Key Feature - Annual Income Amount under the Highest Daily Lifetime 7 Plus Benefit

 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage initially depends on the age of the Annuitant on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 4% for ages 45 - less than 59 1/2, 5% for ages 59 1/2-74, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older. Under the Highest Daily Lifetime 7 Plus benefit, if your cumulative Lifetime Withdrawals in a Contract Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Contract Year. If your cumulative Lifetime Withdrawals in a Contract Year are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions for this Contract that comply with our rules) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions are based on the actual amount of the withdrawal, including any CDSC that may apply. Lifetime Withdrawals of any amount up to and including the Annual Income Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. Withdrawals of Excess Income will reduce the Protected Withdrawal Value by the same ratio as the reduction to the Annual Income Amount.

 Note that if your withdrawal of the Annual Income Amount in a given Contract Year exceeds the applicable free withdrawal amount under the Contract (but is not considered Excess Income), we will not impose any CDSC on the amount of that withdrawal.


 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Highest Daily Lifetime 7 Plus will (i) increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including the amount of any associated Credits) based on the age of the Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 4% for ages 45 - less than 59 1/2, 5% for ages 59 1/2-74, 6% for ages 75-79, 7% for ages 80-84, and 8%
 for ages 85 and older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including the amount of any associated Credits).

 Highest Daily Auto Step-Up

 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of Highest Daily Lifetime 7 Plus. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime

 Withdrawal. The Highest Daily Auto Step-Up starts with the anniversary of the Contract Date of the Contract (the "Contract Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on each Business Day within the immediately preceding Contract Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent purchase payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the Annuitant on the Contract Anniversary as of which the step-up would occur. The percentages are: 4% for ages 45 - less than 59 1/2, 5% for ages 59 1/2-74, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. The Contract Value on the Contract Anniversary is considered the last daily step-up value of the Contract Year. All daily valuations and annual step-ups will only occur on a Business Day. In later years (i.e., after the first Contract Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Contract Anniversary, by performing a similar examination of the Contract Values that occurred on Business Days during the year. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime 7 Plus has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime 7 Plus upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.


 If you establish a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount.


 The Highest Daily Lifetime 7 Plus program does not affect your ability to make withdrawals under your Contract, or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime 7 Plus, if your cumulative Lifetime Withdrawals in a Contract Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Contract Year.

 If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Contract Year, you cannot carry over the unused portion of the Annual Income Amount to subsequent Contract Years.

 Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Annual Income Amount remains.


 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime 7 Plus benefit or any other fees and charges. Assume the following for all three examples:

   .   The Contract Date is December 1, 2008

   .   The Highest Daily Lifetime 7 Plus benefit is elected on March 5, 2009
   . The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime 7 Plus benefit.



 Example of dollar-for-dollar reductions

 On November 24, 2009, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the Annuitant is between the ages of 59 1/2 and 74 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Contract on this date, the remaining Annual Income Amount for that Contract Year (up to and including December 1,
 2009) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).


 Example of proportional reductions

 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on November 27, 2009 and the Contract Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Contract Year to $0. The remaining withdrawal amount of $1,500 - reduces the Annual Income Amount in future Contract Years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there are other future withdrawals in that Contract Year, each would result in another proportional reduction to the Annual Income Amount).

 Here is the calculation:


  Contract Value before Lifetime Withdrawal                       $118,000.00
  Less amount of "non" excess withdrawal                          $  3,500.00
  Contract Value immediately before excess withdrawal of $1,500   $114,500.00
  Excess withdrawal amount                                        $  1,500.00
  Divided by Contract Value immediately before excess withdrawal  $114,500.00
  Ratio                                                                  1.31%
  Annual Income Amount                                            $  6,000.00
  Less ratio of 1.31%                                             $     78.60
  Annual Income Amount for future Contract Years                  $  5,921.40


 Example of highest daily auto step-up

 On each Contract Anniversary date, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on the Contract Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Contract Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments (including the amount of any associated Credits).

 Continuing the same example as above, the Annual Income Amount for this Contract Year is $6,000. However, the excess withdrawal on November 27 reduces the amount to $5,921.40 for future years (see above). For the next Contract Year, the Annual Income Amount will be stepped up if 5% (since the designated life is younger than 75 on the date of the potential step-up) of the highest daily Contract Value adjusted for withdrawals and Purchase Payments (including the amount of any associated Credits), is higher than $5,921.40. Here are the calculations for determining the daily values. Only the November 25 value is being adjusted for excess withdrawals as the November 30 and December 1 Business Days occur after the excess withdrawal on November 26.



                                    Highest Daily Value
                                      (adjusted with          Adjusted Annual
                                  withdrawal and Purchase Income Amount (5% of the
Date*              Contract Value       Payments)**         Highest Daily Value)
-----              -------------- ----------------------- ------------------------
November 25, 2009   $119,000.00      $      119,000.00           $5,950.00
November 26, 2009                     Thanksgiving Day
November 27, 2009   $113,000.00      $      113,986.95           $5,699.35
November 30, 2009   $113,000.00      $      113,986.95           $5,699.35
December 01, 2009   $119,000.00      $      119,000.00           $5,950.00



 * In this example, the Contract Anniversary date is December 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Contract Years Valuation Dates will be every day following the Contract Anniversary. The Contract Anniversary Date of December 1 is considered the final Valuation Date for the Contract Year.

 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on November 25, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on November 27 to reflect the $5,000 withdrawal. The calculations for the adjustments are:

   . The Contract Value of $119,000 on November 25 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Contract Year), resulting in an adjusted Contract Value of $115,500 before the excess withdrawal.
   . This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Daily Value of $113,986.95.
   . The adjusted Annual Income Amount is carried forward to the next Valuation Date of November 30. At this time, we compare this amount to 5% of the Contract Value on November 30. Since the November 27 adjusted Annual Income Amount of $5,699.35 is higher than $5,650.00 (5% of $113,000), we continue to carry $5,699.35 forward to the next and final Valuation Date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,699.35, the adjusted Annual Income Amount is reset to $5,950.00.

 In this example, 5% of the December 1 value results in the highest amount of $5,950.00. Since this amount is higher than the current year's Annual Income Amount of $5,921.40 adjusted for excess withdrawals, the Annual Income Amount for the next Contract Year, starting on December 2, 2009 and continuing through December 1, 2010, will be stepped-up to $5,950.00.


 Non-Lifetime Withdrawal Feature

 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Highest Daily Lifetime 7 Plus. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. The amount of the Non-Lifetime Withdrawal cannot be more than the amount that would cause the Contract to be taken below the minimum Surrender Value after a withdrawal for your Contract (See "How Can I Access My Money?" in the prospectus on page 92 for PL SPAO 3, page 87 for PLNJ SPAO 3, page 92 for Flexelite, page 94 for PL SPAO plus 3 and page 84 for PLNJ SPAO Plus 3). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with the Highest Daily Lifetime 7 Plus benefit. You must tell us if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first

 Lifetime Withdrawal under the Highest Daily Lifetime 7 Plus benefit. If you don't elect the Non-Lifetime Withdrawal, the first withdrawal you make will be the first Lifetime Withdrawal that establishes your Protected Withdrawal Value and Annual Income Amount. Once you elect to take the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime Withdrawals may be taken.


 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value, the Return of Principal guarantee, and the Periodic Value guarantees on the tenth, twentieth and twenty-fifth anniversaries of the benefit effective date, described above, by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Contract Value immediately prior to the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first partial withdrawal in payment of any third party investment advisory service from your Contract also cannot be classified as the Non-Lifetime Withdrawal.


 Example - Non-Lifetime Withdrawal (proportional reduction)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.



 Assume the following:

   .   The Contract Date is December 1, 2008

   .   The Highest Daily Lifetime 7 Plus benefit is elected on March 5, 2009

   .   The Contract Value at benefit election was $105,000

   . The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime 7 Plus benefit.
   . No previous withdrawals have been taken under the Highest Daily Lifetime 7 Plus benefit.


 On May 2, 2009, the Protected Withdrawal Value is $125,000, the 10/th/ benefit year minimum Periodic Value guarantee is $210,000, the 10/th/ benefit year Return of Principal guarantee is $105,000, the 20/th/ benefit year minimum Periodic Value guarantee is $420,000, the 25/th/ benefit year minimum Periodic Value guarantee is $630,000 and the Contract Value is $120,000. Assuming $15,000 is withdrawn from the Contract on May 2, 2009 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with the Highest Daily Lifetime 7 Plus benefit will be reduced by the ratio the total withdrawal amount represents of the Contract Value just prior to the withdrawal being taken.


 Here is the calculation:


      Withdrawal Amount divided by                               $ 15,000
      Contract Value before withdrawal                           $120,000
      Equals ratio                                                   12.5%
      All guarantees will be reduced by the above ratio (12.5%)
      Protected Withdrawal Value                                 $109,375
      10/th/ benefit year Return of Principal                    $ 91,875
      10/th/ benefit year Minimum Periodic Value                 $183,750
      20/th/ benefit year Minimum Periodic Value                 $367,500
      25/th/ benefit year Minimum Periodic Value                 $551,250


 Required Minimum Distributions

 Withdrawals that exceed the Annual Income Amount, but which you are required to take as a required minimum distribution for this Contract, will not reduce the Annual Income Amount for future years. No additional Annual Income Amounts will be available in a Contract Year due to required minimum distributions unless the required minimum distribution amount is greater than the Annual Income Amount. Any withdrawal you take that exceeds the Annual Income Amount in Contract Years that your required minimum distribution amount is not greater than the Annual Income Amount will be treated as an Excess Withdrawal under the benefit. If the required minimum distribution (as calculated by us for your Contract and not previously withdrawn in the current calendar year) is greater than the Annual Income Amount, an amount equal to the remaining Annual Income Amount plus the difference between the required minimum distribution amount not previously withdrawn in the current calendar year and the Annual Income Amount will be available in the current Contract Year without it being considered an excess withdrawal.


 Example - required minimum distributions

 The following example is purely hypothetical and is intended to illustrate a scenario in which the required minimum distribution amount in a given Contract Year is greater than the Annual Income Amount. In the event that a required minimum distribution is calculated in a calendar year that crosses more than one Contract Year and you choose to satisfy the entire required minimum distribution for that calendar year in the next Contract Year, the distribution taken in the next Contract Year will reduce your Annual Income Amount in that Contract Year on a dollar for dollar basis. If the required minimum distribution not taken in the prior Contract Year is greater than the Annual Income Amount as guaranteed by the benefit in the current Contract Year, the total required minimum distribution amount may be taken without being treated as an excess withdrawal.

 Annual Income Amount = $5,000
 Remaining Annual Income Amount = $3,000
 Required Minimum Distribution = $6,000


 The amount you may withdraw in the current Contract Year without it being treated as an Excess Withdrawal is $4,000. ($3,000 + ($6,000 - $5,000) =
 $4,000).

 If the $4,000 withdrawal is taken, the remaining Annual Income Amount will be zero and the remaining required minimum distribution amount of $2,000 may be taken in the subsequent Contract Year (when your Annual Income Amount is reset to $5,000) without proportionally reducing all of the guarantees associated with the Highest Daily Lifetime 7 Plus benefit as described above.

 The amount you may withdraw in the subsequent Contract Year if you choose not to satisfy the RMD in the current Contract Year (assuming the Annual Income Amount in the subsequent Contract Year is $5000.00), without being treated as an Excess Withdrawal is $6000.00. This withdrawal must comply with all IRS guidelines in order to satisfy the Required Minimum Distribution for the current calendar year.

 Benefits Under Highest Daily Lifetime 7 Plus
..   To the extent that your Contract Value was reduced to zero as a result of cumulative Lifetime Withdrawals in an Contract Year that are less than or equal to the Annual Income Amount or as a result of the fee that we assess for Highest Daily Lifetime 7 Plus, and amounts are still payable under Highest Daily Lifetime 7 Plus, we will make an additional payment, if any, for that Contract Year equal to the remaining Annual Income Amount for the Contract Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent Contract Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the Contract Year that reduced your Contract Value to zero are more than the Annual Income Amount, the Highest Daily Lifetime 7 Plus benefit terminates, and no additional payments are made. However, if a withdrawal in the latter scenario was taken to satisfy a required minimum distribution under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Contract Years until the death of the Designated Life.
..   If Annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving Annuity payments and there is an Annual Income Amount due in subsequent Contract Years, you can elect one of the following two options:

       (1)apply your Contract Value to any Annuity option available; or

       (2)request that, as of the date Annuity payments are to begin, we make Annuity payments each year equal to the Annual Income Amount. If this option is elected, the Annual Income Amount will not increase after annuity payments have begun. We will make payments until the death of the single designated life. We must receive your request in a form acceptable to us at our office.

..   In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such Annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and

       (2)the Contract Value.


..   If no Lifetime Withdrawal was ever taken, we will calculate the Annual
    Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin.

..   Please note that payments that we make under this benefit after the
    Contract Anniversary coinciding with or next following the annuitant's 95/th/ birthday will be treated as annuity payments.


 Other Important Considerations

..   Withdrawals under the Highest Daily Lifetime 7 Plus benefit are subject to all of the terms and conditions of the Annuity, including any applicable CDSC for the Non-Lifetime Withdrawal as well as withdrawals that exceed the Annual Income Amount.

..   Withdrawals made while the Highest Daily Lifetime 7 Plus Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity.

..   You can make withdrawals from your Annuity while your Contract Value is greater than zero without purchasing the Highest Daily Lifetime 7 Plus benefit. The Highest Daily Lifetime 7 Plus benefit provides a guarantee that if your Contract Value is reduced to zero (subject to our program rules regarding time and amount of withdrawals), you will be able to receive your Annual Income Amount in the form of periodic benefit payments.

..   Upon inception of the benefit, 100% of your Contract Value must be allocated to the Permitted Sub-accounts.
..   You cannot allocate Purchase Payments or transfer Contract Value to or from the AST Investment Grade Bond Portfolio Sub-account (see description below) if you elect this benefit. A summary description of the AST Investment
    Grade Bond Portfolio appears within the prospectus section entitled "What Are The Investment Objectives and Policies of The Portfolios?". Upon the initial transfer of your Contract Value into the AST Investment Grade Bond Portfolio, we will send a prospectus for that Portfolio to you, along with your confirmation statement. In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.

..   Transfers to and from the elected Sub-accounts and the AST Investment Grade
    Bond Portfolio Sub-account triggered by the Highest Daily Lifetime 7 Plus asset transfer program will not count toward the maximum number of free transfers allowable under an Annuity.

..   We currently limit the Sub-accounts to which you may allocate Contract
    Value if you participate in this benefit. (See "See What Investment Options Can I Choose" in the prospectus on page 23 for PL SPAO 3, page page 21 for PLNJ SPAO 3, page 22 for Flexelite, page 23 for PL SPAO Plus 3, and page 21 for PLNJ SPAO Plus 3). Moreover, if you are invested in prohibited investment options and seek to elect the benefit, we will ask you to reallocate to permitted investment options as a prerequisite to electing the benefit.
..   The maximum charge for Highest Daily Lifetime 7 Plus is 1.50% annually of the greater of Contract Value and the Protected Withdrawal Value (PWV). The current charge is 0.75% annually of the greater of Contract Value and the Protected Withdrawal Value. We deduct this fee at the end of each benefit quarter, where each such quarter is part of a year that begins on the effective date of the benefit or an anniversary thereafter. Thus, on each such quarter-end (or the next Business Day, if the quarter-end is not a Business Day), we deduct 0.1875% of the greater of the prior day's Contract Value or the prior day's Protected Withdrawal Value at the end of the quarter. We deduct the fee pro rata from each of your Sub-accounts including the AST Investment Grade Bond Portfolio Sub-account. Since this fee is based on the greater of the Contract Value or the Protected Withdrawal Value, the fee for Highest Daily Lifetime 7 Plus may be greater than it would have been, had it been based on the Contract Value alone. If the fee to be deducted exceeds the Contract Value at the benefit quarter, we will charge the remainder of the Contract Value for the benefit and continue the benefit as described above.


 Election of and Designations under the Program
 For Highest Daily Lifetime 7 Plus, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 45 years old.



 Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime 7 Plus. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime 7 Plus, except if (a) the new Owner has the same taxpayer identification number as the previous owner, (b) ownership is transferred from a custodian to the Annuitant, or vice versa or
 (c) ownership is transferred from one entity to another entity that is satisfactory to us.


 Highest Daily Lifetime 7 Plus can be elected at the time that you purchase your Annuity or after the Contract Date, subject to our eligibility rules and restrictions. If you elect Highest Daily Lifetime 7 Plus and terminate it, you can re-elect it, subject to our current rules. Additionally, if you currently own an Annuity with a living benefit, you may terminate your existing benefit rider and elect the benefits offered in this supplement, subject to our current rules (See "Termination of Existing Benefits and Election of New Benefits" below). Please note that if you terminate a living benefit and elect a new living benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Contract Value as of the date the new benefit becomes active. We reserve the right to waive, change and/or further limit the election frequency in the future.


 Termination of the Program

 You may terminate Highest Daily Lifetime 7 Plus at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described herein. The benefit automatically terminates: (i) upon your termination of the benefit, (ii) upon your surrender of the Annuity, (iii) upon your election to begin receiving annuity payments (although if you have elected to receive the Annual Income Amount in the form of Annuity payments, we will continue to pay the Annual Income Amount), (iv) upon our receipt of due proof of the death of the Annuitant, (v) if both the Contract Value and Annual Income Amount equal zero, or (vi) if you cease to meet our requirements as described in "Election of and Designations under the Program".


 Upon termination of Highest Daily Lifetime 7 Plus other than upon the death of the Annuitant, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the AST Investment Grade Bond Portfolio Sub-account to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

 If a surviving spouse elects to continue the Annuity, the Highest Daily Lifetime 7 Plus benefit terminates. The spouse may elect the benefit subject to the restrictions discussed above.


 How Highest Daily Lifetime 7 Plus Transfers Contract Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-Account
 As indicated above, we limit the Sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime 7 Plus. For purposes of this benefit, we refer to those permitted Sub-accounts as the "Permitted Sub-accounts". An integral part of Highest Daily Lifetime 7 Plus is the pre-determined mathematical formula used to transfer Contract Value between the Permitted Sub-Accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-Account"). The AST Investment Grade Bond Sub-account is available only with this benefit, and thus you may not allocate Purchase Payments to or make transfers to or from the AST Investment Grade Bond Sub-account. The mathematical formula monitors your Contract Value daily and, if dictated by the formula, systematically transfers amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. The formula is set forth below.

 Speaking generally, the formula, which is applied each Business Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. Note that 5% is used in the formula, irrespective of the Annuitant's attained age. Then it produces an estimate of the total amount targeted in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent Purchase Payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If, on each of three consecutive Business Days, the Target Ratio is greater than 83% but less than or equal to 84.5%, the formula will, on such third Business Day, make a transfer from the Permitted Sub-accounts in which you are invested (subject to the 90% cap discussed below) to the AST Investment Grade Bond Sub-account. Once a transfer is made, the three consecutive Business Days begin again. If, however, on any Business Day, the Target Ratio is above 84.5%, it will make a transfer from the Permitted Sub-accounts (subject to the 90% cap) to the AST Investment Grade Bond Sub-account. If the Target Ratio falls below 78% on any Business Day, then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts will occur.

 The formula will not execute a transfer to the AST Investment Grade Bond Sub-account that results in more than 90% of your Contract Value being allocated to the AST Investment Grade Bond Sub-account ("90% cap"). Thus, on any Business Day, if the formula would require a transfer to the AST Investment Grade Bond Sub-account that would result in more than 90% of the Contract Value being allocated to the AST Investment Grade Bond Sub-account, only the amount that results in exactly 90% of the Contract Value being allocated to the AST Investment Grade Bond Sub-account will be transferred. Additionally, future transfers into the AST Investment Grade Bond Sub-account will not be made (regardless of the performance of the AST Investment Grade Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST Investment Grade Bond Sub-account. Once this transfer occurs out of the AST Investment Grade Bond Sub-account, future amounts may be transferred to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the AST Investment Grade Bond Sub-account that results in greater than 90% of your Contract Value being allocated to the AST Investment Grade Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST Investment Grade Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Contract Value could be more than 90% invested in the AST Investment Grade Bond Sub-account.

 If you make additional purchase payments to your Contract while the 90% cap is in effect, the formula will not transfer any of such additional purchase payments to the AST Investment Grade Bond Sub-account at least until there is first a transfer out of the AST Investment Grade Bond Sub-account, regardless of how much of your Contract Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional purchase payments you make, less than 90% of your entire Contract Value is allocated to the AST Investment Grade Bond Sub-account, and the formula will still not transfer any of your Contract Value to the AST Investment Grade Bond Sub-account (at least until there is first a transfer out of the AST Investment Grade Bond Sub-account). For example,
   . March 19, 2009 - a transfer is made to the AST Investment Grade Bond Sub-account that results in the 90% cap being met and now $90,000 is allocated to the AST Investment Grade Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.

   . March 20, 2009 - you make an additional purchase payment of $10,000. No transfers have been made from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on March 19, 2009.
   . On March 20, 2009 (and at least until first a transfer is made out of the AST Investment Grade Bond Sub-account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and on this date you have 82% in the AST Investment Grade Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 to the AST Investment Grade Bond Sub-account).

   . Once there is a transfer out of the AST Investment Grade Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap).


 Under the operation of the formula, the 90% cap may come into existence and be removed multiple times while you participate in the benefit. We will continue to monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account as dictated by the mathematical formula.

 As you can glean from the formula, poor or flat investment performance of your Contract Value may result in a transfer of a portion of your Contract Value in the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account because such poor investment performance will tend to increase the Target Ratio. Because the amount allocated to the AST Investment Grade Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Contract. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime 7 Plus, the values we use to compare to the Target Ratio will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime 7 Plus and existing Annuities that elect Highest Daily Lifetime 7 Plus in the future, however, we reserve the right to change such values.

 Additionally, on each monthly Contract Anniversary (if the monthly Contract Anniversary does not fall on a Business Day, the next Business Day will be used), following all of the above described daily calculations, a transfer may be made from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts. Any such transfer will be based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options). This transfer will automatically occur provided that the Target Ratio, as described above, would be less than 83% after the transfer. The formula will not execute a transfer if the Target Ratio after this transfer would occur would be greater than or equal to 83%.


 The amount of the transfer will be equal to the lesser of:


 a) The total value of all your Contract Value in the AST Investment Grade Bond Sub-account, or
 b) An amount equal to 5% of your total Contract Value.

 While you are not notified when your Contract reaches a transfer trigger under the formula, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the transfer operates is designed primarily to mitigate some of the financial risks that we incur in providing the guarantee under Highest Daily Lifetime 7 Plus.

 Depending on the results of the calculations of the mathematical formula, we may, on any Business Day:

   . Not make any transfer between the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account; or

   . If a portion of your Contract Value was previously allocated to the AST Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options); or
   . Transfer a portion of your Contract Value in the Permitted Sub-accounts pro rata to the AST Investment Grade Bond Sub-account.

 The amount and timing of transfers to and from the AST Investment Grade Bond Sub-account pursuant to the mathematical formula depends upon a number of factors unique to YOUR Contract (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:
   . The difference between your Contract Value and your Protected Withdrawal Value;

   . How long you have owned Highest Daily Lifetime 7 Plus or Spousal Highest Daily Lifetime 7 Plus;
   .   The performance of the Permitted Sub-accounts you have chosen;
   .   The performance of the AST Investment Grade Bond Sub-account;
   .   The amount allocated to each of the Permitted Sub-accounts you have chosen;
   .   The amount allocated to the AST Investment Grade Bond Sub-account;

   .   Additional Purchase Payments, if any, you make to your Contract; and
   . Withdrawals, if any, you take from your Contract (withdrawals are taken pro rata from your Contract Value).

 At any given time, some, most or none of your Contract Value will be allocated to the AST Investment Grade Bond Sub-account, as dictated by the formula.

 The more of your Contract Value allocated to the AST Investment Grade Bond Sub-account under the formula, the greater the impact of the performance of that Sub-account in determining whether (and how much) your Contract Value is transferred back to the Permitted Sub-accounts. Further, it is possible under the formula that, if a significant portion of your Contract Value is allocated to the AST Investment Grade Bond Sub-account and that Sub-account has good performance but the performance of your Permitted Sub-accounts is negative, that the formula might transfer your Contract Value to the Permitted Sub-accounts. Similarly, the more you have allocated to the Permitted Sub-accounts, the greater the impact of the performance of those Permitted Sub-accounts will have on any transfer to the AST Investment Grade Bond Sub-account.

 If you make additional Purchase Payments to your Contract, they will be allocated according to your allocation instructions. Once they are allocated to your Contract, they will also be subject to the mathematical formula described above and therefore may be transferred to the AST Investment Grade Bond Portfolio, if dictated by the formula.

 Any Contract Value in the AST Investment Grade Bond Sub-account will not be available to participate in the investment experience of the Permitted Sub-accounts regardless of whether there is a subsequent Sub-account decline or recovery until it is transferred out of the AST Investment Grade Bond Sub-account.

 TRANSFER FORMULA FOR HIGHEST DAILY LIFETIME 7 PLUS INCOME BENEFIT AND SPOUSAL
                  HIGHEST DAILY LIFETIME 7 PLUS INCOME BENEFIT

  TRANSFERS OF CONTRACT VALUE BETWEEN YOUR PERMITTED SUB-ACCOUNTS AND THE AST
                       INVESTMENT GRADE BOND SUB-ACCOUNT

 TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULAS:
   . C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime 7 Plus/Spousal Highest Daily Lifetime 7 Plus benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

   . Cu\\s\\ - the secondary upper target is established on the effective date of the Highest Daily Lifetime 7 Plus/Spousal Highest Daily Lifetime 7 Plus benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently it is 84.5%

   . C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

   . C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 78%.

   .   L - the target value as of the current Business Day.

   .   r - the target ratio.

   . a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee.

   .   V\\V\\ - the total value of all Permitted Sub-accounts in the Contract.

   .   V\\F\\ the total value of all elected Fixed Rate Options in the Contract.

   .   B - the total value of the AST Investment Grade Bond Portfolio
       Sub-account.

   . P - Income Basis. Prior to the first Lifetime Withdrawal, the Income Basis is equal to the Protected Withdrawal Value calculated as if the first Lifetime Withdrawal were taken on the date of calculation. After the first Lifetime Withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value on the date of the first Lifetime Withdrawal, increased for additional Purchase Payments, including the amount of any associated Credits, and adjusted proportionally for excess withdrawals*, and (2) any highest daily Contract Value occurring on or after the date of the first Lifetime Withdrawal and prior to or including the date of this calculation increased for additional Purchase Payments including the amount of any associated Credits, and adjusted for Lifetime Withdrawals.

   . T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account.

   . T\\M\\ - the amount of a monthly transfer out of the AST Investment Grade Bond Portfolio.

 * Note: Lifetime Withdrawals of less than or equal to the Annual Income Amount do not reduce the Income Basis.

                               Daily Calculations

 TARGET VALUE CALCULATION:
 On each Business Day, a target value (L) is calculated, according to the following formula. If the variable Contract Value (V\\V\\ + V\\F\\) is equal to zero, no calculation is necessary.



                            L    =    0.05 * P * a



 Transfer Calculation:
 The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:



              Target Ratio r    =    (L - B) / (V\\V\\ + V\\F\\).



       . If on the third consecutive Business Day r (greater than) Cu and r (less or =) Cu\\s\\ or if on any day r (greater than) Cu\\s\\, and subject to the 90% cap rule described above, assets in the Permitted Sub-accounts are transferred to the AST Investment Grade Bond Portfolio Sub-account.

       . If r (less than) Cl, and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts according to most recent allocation instructions.

 The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:



 T    =    Min(MAX(0, (0.90 * (V\\V\\ + V\\F\\ + B)) - B),                    Money is transferred from the Permitted
           [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))               Sub-accounts and Fixed Rate Options to the AST
                                                                              Investment Grade Bond Sub-account

 T    =    {Min(B, - [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))}    Money is transferred from the AST Investment
                                                                              Grade Bond Sub-account to the Permitted Sub-
                                                                              accounts



 Monthly Calculation
 On each monthly anniversary of the Contract Contract Date and following the daily Transfer Calculation above, the following formula determines if a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-Accounts will occur:

 If, after the daily Transfer Calculation is performed,

 {Min (B, .05 * (V\\V\\ + V\\F\\ + B))} (less than) (Cu * (V\\V\\ + V\\F\\) - L
 + B) / (1 - C\\u\\), then



 T\\M\\    =    {Min (B, .05 * (Vv + VF + B))}    Money is transferred from the AST Investment
                                                  Grade Bond Sub-account to the Permitted
                                                  Sub-accounts.

                     "a" Factors for Liability Calculations
              (in Years and Months since Benefit Effective Date)*



      Months
Years   1      2     3     4     5     6     7     8     9    10    11     12
----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
  1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
  2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
  3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
  4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
  5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
  6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
  7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
  8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
  9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
 10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
 11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
 12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
 13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
 14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
 15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
 16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
 17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
 18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
 19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
 20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
 21    6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
 22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
 23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
 24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
 25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
 26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
 27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
 28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
 29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
 30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06**



 *  The values set forth in this table are applied to all ages.
 ** In all subsequent years and months thereafter, the Contract factor is 4.06


 Additional Tax Considerations

 If you purchase a Contract as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the required minimum distribution rules under the Code provide that you begin receiving periodic amounts from your Contract beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Contract Year that required minimum distributions due from your Contract are greater than such amounts. In addition, the amount and duration of payments under the Contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution provisions under the tax law. Please note, however, that any withdrawal (except the Non-Lifetime Withdrawal) you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive the Return of Principal Guarantee and the guaranteed amount described above under "Key Feature - Protected Withdrawal Value".

 As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Highest Daily Lifetime 7 Plus through a non-qualified contract, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.


 SPOUSAL HIGHEST DAILY LIFETIME 7 PLUS/SM/ INCOME BENEFIT (SHD7 Plus)/SM/ Spousal Highest Daily Lifetime 7 Plus is the spousal version of Highest Daily Lifetime 7 Plus. This version is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Currently, if you elect Spousal Highest Daily Lifetime 7 Plus and subsequently terminate the benefit, you may elect another lifetime withdrawal benefit, subject to our current rules. See "Termination of Existing Benefits and Election of New Benefits". Please note that if you terminate Spousal Highest Daily Lifetime 7 Plus and elect another benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Contract Value as of the date the new benefit becomes active. Spousal Highest Daily Lifetime 7 Plus must be elected based on two Designated Lives, as described below. The youngest Designated Life must be at least 50 years old and the oldest Designated Life must be at least 55 years old when the benefit is elected. Spousal Highest Daily Lifetime 7 Plus is not available if you elect any other optional benefit. As long as your Spousal Highest Daily Lifetime 7 Plus Benefit is in effect, you must allocate your Contract Value in accordance with the then permitted and available investment option(s) with this program. For a more detailed description of permitted investment options, see the "Investment Options" section below and in your prospectus on page 23 for PL SPAO 3, page 21 for PLNJ SPAO 3, page 22 for Flexelite, page 23 for PLNJ SPAO Plus 3, and page 21 for PLNJ SPAO Plus3 3.

 We offer a benefit that guarantees until the later death of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them (the "Designated Lives", and each, a "Designated Life") the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of Sub-account performance on the Contract Value, subject to our program rules regarding the timing and amount of withdrawals. You are guaranteed to be able to withdraw the Annual Income Amount for the lives of the Designated Lives ("Lifetime Withdrawals") provided you have not made "excess withdrawals" that have resulted in your Contract Value being reduced to zero. We also permit a one-time Non-Lifetime Withdrawal from your Contract prior to taking Lifetime Withdrawals under the benefit. The benefit may be appropriate if you intend to make periodic withdrawals from your Contract, wish to ensure that Sub-account performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue the Spousal Highest Daily Lifetime 7 Plus benefit after the death of the first spouse. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Spousal Highest Daily Lifetime 7 Plus.

 Although you are guaranteed the ability to withdraw your Annual Income Amount for life even if your Contract Value falls to zero, if you take an excess withdrawal that brings your Contract Value to zero, it is possible that your Annual Income Amount could also fall to zero. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime 7 Plus.


 Key Feature - Protected Withdrawal Value

 The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. The Protected Withdrawal Value is separate from your Contract Value and not available as cash or a lump sum. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Contract Value. On each Business Day thereafter until the date of your first Lifetime Withdrawal (excluding any Non-Lifetime Withdrawal discussed below), the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

 The "Periodic Value" initially is equal to the Contract Value on the effective date of the benefit. On each Business Day thereafter until the first Lifetime Withdrawal, we recalculate the Periodic Value. We stop determining the Periodic Value upon your first Lifetime Withdrawal after the effective date of the benefit. On each Business Day (the "Current Business Day"), the Periodic Value is equal to the greater of:

 (1)the Periodic Value for the immediately preceding business day (the "Prior Business Day") appreciated at the daily equivalent of 7% annually during the calendar day(s) between the Prior Business Day and the Current Business Day (i.e., one day for successive Business Days, but more than one calendar day for Business Days that are separated by weekends and/or holidays), plus the amount of any adjusted Purchase Payment made on the Current Business Day (the Periodic Value is proportionally reduced for any Non-Lifetime Withdrawal); and
 (2)the Contract Value.


 If you have not made a Lifetime Withdrawal on or before the 10/th/, 20/th/, or 25/th/ Anniversary of the effective date of the benefit, your Periodic Value on the 10/th/, 20/th/, or 25/th/ Anniversary of the benefit effective date is equal to the greater of:

 (1)the Periodic Value described above or,
 (2)the sum of (a), (b) and (c) (proportionally reduced for any Non-Lifetime Withdrawal):


       (a)200% (on the 10/th/ anniversary), 400% (on the 20/th/ anniversary) or 600% (on the 25/th/ anniversary) of the Contract Value on the effective date of the benefit;

       (b)200% (on the 10/th/ anniversary), 400% (on the 20/th/ anniversary) or 600% (on the 25/th/ anniversary) of all adjusted Purchase Payments made within one year following the effective date of the benefit; and
       (c)All adjusted Purchase Payments made after one year following the effective date of the benefit.

 On and after the date of your first Lifetime Withdrawal, your Protected Withdrawal Value is increased by the amount of any subsequent Purchase Payments, is reduced by withdrawals, including your first Lifetime Withdrawal (as described below), and may be increased if you qualify for a step-up (as described below).



 Return of Principal Guarantee

 If you have not made a Lifetime Withdrawal before the Tenth Anniversary, we will increase your Contract Value on that Tenth Anniversary (or the next Business Day, if that anniversary is not a Business Day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

 a) your Contract Value on the day that you elected Spousal Highest Daily Lifetime 7 Plus proportionally reduced for any Non-Lifetime Withdrawal; and

 b) the sum of each Purchase Payment proportionally reduced for any subsequent Non-Lifetime Withdrawal (including the amount of any associated Credits) you made during the one-year period after you elected the benefit.


 If the sum of (a) and (b) is greater than your Contract Value on the Tenth Anniversary, we increase your Contract Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Contract Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Contract Value under this provision will be allocated to each of your variable investment options (including the AST Investment Grade Bond Sub-account used with this benefit), in the same proportion that each such Sub-account bears to your total Contract Value, immediately before the application of the amount. Any such amount will not be considered a Purchase Payment when calculating your Protected Withdrawal Value, your death benefit, or the amount of any optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. Because the amount is added to your Contract Value, it will also be subject to each charge under your Contract based on Contract Value. This potential addition to Contract Value is available only if you have elected Spousal Highest Daily Lifetime 7 Plus and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal, including a required minimum distribution, (other than a Non-Lifetime Withdrawal) prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee. The Return of Principal Guarantee is referred to as the Guaranteed Minimum Contract Value Credit in the benefit rider.


 Key Feature - Annual Income Amount under the Spousal Highest Daily Lifetime 7 Plus Benefit

 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage initially depends on the age of the youngest Designated Life on the date of the first Lifetime Withdrawal after election of the benefit. The percentages are: 4% for ages 50 - less than 59 1/2, 5% for ages 50 1/2-79, 6% for ages 80 to 84, 7% for ages 85 to 89, and 8% for ages 90 and older. We use the age of the youngest Designated Life even if that Designated Life is no longer a participant under the Contract due to death or divorce. Under the Spousal Highest Daily Lifetime 7 Plus benefit, if your cumulative Lifetime Withdrawals in an Contract Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Contract Year. If your cumulative Lifetime Withdrawals in an Contract Year are in excess of the Annual Income Amount for any Contract Year ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions for this Contract that comply with our rules) by the result of the ratio of the Excess Income to the Contract Value immediately prior to such withdrawal (see examples of this calculation below). Reductions are based on the actual amount of the withdrawal, including any CDSC that may apply. Lifetime Withdrawals of any amount up to and including the Annual Income Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. Withdrawals of Excess Income will reduce the Protected Withdrawal Value by the same ratio as the reduction to the Annual Income Amount.

 Note that if your withdrawal of the Annual Income Amount in a given Contract Year exceeds the applicable free withdrawal amount under the Contract (but is not considered Excess Income), we will not impose any CDSC on the amount of that withdrawal.


 You may use the Systematic Withdrawal program to make withdrawals of the Annual Income Amount. Any systematic withdrawal will be deemed a Lifetime Withdrawal under this benefit.

 Any Purchase Payment that you make subsequent to the election of Spousal Highest Daily Lifetime 7 Plus will (i) increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment (including the amount of any associated Credit) based on the age of the younger Annuitant at the time of the first Lifetime Withdrawal (the percentages are: 4% for ages 50 - less than 59 1/2, 5% for ages 59 1/2-79, 6% for ages 80-84, 7% for ages 85-89, and 8% for ages 90 and older), and
 (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment (including the amount of any associated Credit).



 Highest Daily Auto Step-Up

 An automatic step-up feature ("Highest Daily Auto Step-Up") is part of this benefit. As detailed in this paragraph, the Highest Daily Auto Step-Up feature can result in a larger Annual Income Amount subsequent to your first Lifetime Withdrawal. The Highest Daily Step-Up starting with the anniversary of the Contract Date of the Contract (the "Contract Anniversary") immediately after your first Lifetime Withdrawal under the benefit. Specifically, upon the first such Contract Anniversary, we identify the Contract Value on each Business Day within the immediately preceding Contract Year after your first Lifetime Withdrawal. Having identified the highest daily value (after all daily values have been adjusted for subsequent purchase payments and withdrawals), we then multiply that value by a percentage that varies based on the age of the youngest Designated Life on the Contract Anniversary as of which the step-up would occur. The percentages are 4% for ages 50 - less than 59 1/2, 5% for ages 59 1/2-79, 6% for ages 80-84, 7% for ages 85-89, and 8%
 for ages 90 and older. If that value exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. The Contract Value on the Contract Anniversary is considered the last daily step-up value of the Contract Year. In later years (i.e., after the first Contract Anniversary after the first Lifetime Withdrawal), we determine whether an automatic step-up should occur on each Contract Anniversary by performing a similar examination of the Contract Values that occurred on Business Days during the year. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest daily value upon which your step-up was based only if that results in an increase to the Protected Withdrawal Value. Your Protected Withdrawal Value will never be decreased as a result of an income step-up. If, on the date that we implement a Highest Daily Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime 7 Plus has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime 7 Plus upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.


 If you establish a Systematic Withdrawal program, we will not automatically increase the withdrawal amount when there is an increase to the Annual Income Amount.


 The Spousal Highest Daily Lifetime 7 Plus program does not affect your ability to make withdrawals under your Annuity, or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime 7 Plus, if your cumulative Lifetime Withdrawals in an Contract Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Contract Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Contract Year.

 If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Contract Year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent Contract Years.

 Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Contract Value, it is possible for the Contract Value to fall to zero, even though the Annual Income Amount remains.


 Examples of dollar-for-dollar and proportional reductions, and the Highest Daily Auto Step-Up are set forth below. The values shown here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime 7 Plus benefit or any other fees and charges. Assume the following for all three examples:

   .   The Contract Date is December 1, 2008

   .   The Spousal Highest Daily Lifetime 7 Plus benefit is elected on March 5,
       2009
   . The younger Designated Life was 70 years old when he/she elected the Spousal Highest Daily Lifetime 7 Plus benefit.

 Example of dollar-for-dollar reductions

 On November 24, 2009, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the youngest designated life is between the ages of 59 1/2 and 79 at the time of the first Lifetime Withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Contract on this date, the remaining Annual Income Amount for that Contract Year (up to and including December 1, 2009) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount ($6,000 less $2,500 = $3,500).


 Example of proportional reductions

 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on November 27, 2009 and the Contract Value at the time and immediately prior to this withdrawal is $118,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Contract Year to $0. The remaining withdrawal amount of $1,500 - reduces the Annual Income Amount in future Contract Years on a proportional basis based on the ratio of the excess withdrawal to the Contract Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that Contract Year, each would result in another proportional reduction to the Annual Income Amount).

 Here is the calculation:


  Contract Value before Lifetime Withdrawal                       $118,000.00
  Less amount of "non" excess withdrawal                          $  3,500.00
  Contract Value immediately before excess withdrawal of $1,500   $114,500.00
  Excess withdrawal amount                                        $  1,500.00
  Divided by Contract Value immediately before excess withdrawal  $114,500.00
  Ratio                                                                  1.31%
  Annual Income Amount                                            $  6,000.00
  Less ratio of 1.31%                                             $     78.60
  Annual Income Amount for future Contract Years                  $  5,921.40


 Example of highest daily auto step-up

 On each Contract Anniversary date, the Annual Income Amount is stepped-up if the appropriate percentage (based on the youngest designated life's age on the Contract Anniversary) of the highest daily value since your first Lifetime Withdrawal (or last Contract Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments (including the amount of any associated Credits).

 Continuing the same example as above, the Annual Income Amount for this Contract Year is $6,000. However, the excess withdrawal on November 27 reduces the amount to $5,921.40 for future years (see above). For the next Contract Year, the Annual Income Amount will be stepped up if 5% (since the youngest Designated Life is younger than 80 on the date of the potential step-up) of the highest daily Contract Value adjusted for withdrawals and Purchase Payments (including credits), is higher than $5921.40. Here are the calculations for determining the daily values. Only the November 25 value is being adjusted for excess withdrawals as the November 30 and December 1 Business Days occur after the excess withdrawal on November 26.



                                    Highest Daily Value
                                      (adjusted with          Adjusted Annual
                                  withdrawal and Purchase Income Amount (5% of the
Date*              Contract Value       Payments)**         Highest Daily Value)
-----              -------------- ----------------------- ------------------------
November 25, 2009   $119,000.00      $      119,000.00           $5,950.00
November 26, 2009                     Thanksgiving Day
November 27, 2009   $113,000.00      $      113,986.95           $5,699.35
November 30, 2009   $113,000.00      $      113,986.95           $5,699.35
December 01, 2009   $119,000.00      $      119,000.00           $5,950.00



 * In this example, the Contract Anniversary date is December 1. The Valuation Dates are every day following the first Lifetime Withdrawal. In subsequent Contract Years Valuation Dates will be every day following the Contract Anniversary. The Contract Anniversary Date of December 1 is considered the final Valuation Date for the Contract Year.
 ** In this example, the first daily value after the first Lifetime Withdrawal is $119,000 on November 25, resulting in an adjusted Annual Income Amount of $5,950.00. This amount is adjusted on November 27 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Contract Value of $119,000 on November 25 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Contract Year), resulting in an adjusted Contract Value of $115,500 before the excess withdrawal.
   . This amount ($115,500) is further reduced by 1.31% (this is the ratio in the above example which is the excess withdrawal divided by the Contract Value immediately preceding the excess withdrawal) resulting in a Highest Daily Value of $113,986.95.
   . The adjusted Annual Income Amount is carried forward to the next Valuation Date of November 30. At this time, we compare this amount to 5% of the Contract Value on November 30. Since the November 27 adjusted Annual Income Amount of $5,699.35 is higher than $5,650.00 (5% of $113,000), we continue to carry $5,699.35 forward to the next and final Valuation Date of December 1. The Contract Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,699.35, the adjusted Annual Income Amount is reset to $5,950.00.

 In this example, 5% of the December 1 value results in the highest amount of $5,950.00. Since this amount is higher than the current year's Annual Income Amount of $5,921.40 adjusted for excess withdrawals, the Annual Income Amount for the next Contract Year, starting on December 2, 2009 and continuing through December 1, 2010, will be stepped-up to $5,950.00.


 Non-Lifetime Withdrawal Feature

 You may take a one-time non-lifetime withdrawal ("Non-Lifetime Withdrawal") under Spousal Highest Daily Lifetime 7 Plus. It is an optional feature of the benefit that you can only elect at the time of your first withdrawal. The amount of the Non-Lifetime Withdrawal cannot be more than the amount that would cause the Contract to be taken below the minimum Surrender Value after a withdrawal for your Contract (See "How Can I Access My Money?" in the prospectus on page 92 for PL SPAO 3, page 84 for PLNJ SPAO 3, page 92 for Flexelite, page 94 for PL SPAO Plus 3 and page 87 for PLNJ SPAO Plus 3). This Non-Lifetime Withdrawal will not establish your initial Annual Income Amount and the Periodic Value described above will continue to be calculated. However, the total amount of the withdrawal will proportionally reduce all guarantees associated with the Spousal Highest Daily Lifetime 7 Plus benefit. You must tell us if your withdrawal is intended to be the Non-Lifetime Withdrawal and not the first lifetime withdrawal under the Spousal Highest Daily Lifetime 7 Plus benefit. If you don't elect the Non-Lifetime

 Withdrawal, the first Lifetime withdrawal you make will be the first Lifetime Withdrawal that establishes your Protected Withdrawal Value and Annual Income Amount. Once you elect the Non-Lifetime Withdrawal or Lifetime Withdrawals, no additional Non-Lifetime withdrawals may be taken.

 The Non-Lifetime Withdrawal will proportionally reduce the Protected Withdrawal Value, the Return of Principal guarantee and the Periodic Value guarantees on the tenth, twentieth and twenty-fifth anniversaries of the benefit effective date, described above, by the percentage the total withdrawal amount (including any applicable CDSC) represents of the then current Contract Value immediately prior to the time of the withdrawal.

 If you are participating in a Systematic Withdrawal program, the first withdrawal under the program cannot be classified as the Non-Lifetime Withdrawal. The first partial withdrawal in payment of any third party investment advisory service from your Contract also cannot be classified as the Non-Lifetime Withdrawal.


 Example - Non-Lifetime Withdrawal (proportional reduction)
 This example is purely hypothetical and does not reflect the charges for the benefit or any other fees and charges. It is intended to illustrate the proportional reduction of the Non-Lifetime Withdrawal under this benefit.

 Assume the following:

   .   The Contract Date is December 1, 2008

   .   The Spousal Highest Daily Lifetime 7 Plus benefit is elected on March 5,
       2009

   .   The Contract Value at benefit election was $105,000

   . The younger Designated Life was 70 years old when he/she elected the Spousal Highest Daily Lifetime 7 Plus benefit.
   . No previous withdrawals have been taken under the Spousal Highest Daily Lifetime 7 Plus benefit.


 On May 2, 2009, the Protected Withdrawal Value is $125,000, the 10/th/ benefit year minimum Periodic Value guarantee is $210,000, the 10/th/ benefit year Return of Principal guarantee is $105,000, the 20/th/ benefit year minimum Periodic Value guarantee is $420,000, the 25/th/ benefit year minimum Periodic Value guarantee is $630,000 and the Contract Value is $120,000. Assuming $15,000 is withdrawn from the Contract on May 2, 2009 and is designated as a Non-Lifetime Withdrawal, all guarantees associated with the Spousal Highest Daily Lifetime 7 Plus benefit will be reduced by the ratio the total withdrawal amount represents of the Contract Value just prior to the withdrawal being taken.


 Here is the calculation:


      Withdrawal Amount divided by                               $ 15,000
      Contract Value before withdrawal                           $120,000
      Equals ratio                                                   12.5%
      All guarantees will be reduced by the above ratio (12.5%)
      Protected Withdrawal Value                                 $109,375
      10/th/ benefit year Return of Principal                    $ 91,875
      10/th/ benefit year Minimum Periodic Value                 $183,750
      20/th/ benefit year Minimum Periodic Value                 $367,500
      25/th/ benefit year Minimum Periodic Value                 $551,250


 Required Minimum Distributions

 Withdrawals that exceed the Annual Income Amount, but which you are required to take as a required minimum distribution for this Contract, will not reduce the Annual Income Amount for future years. No additional Annual Income Amounts will be available in a Contract Year due to required minimum distributions unless the required minimum distribution amount is greater than the Annual Income Amount. Any withdrawal you take that exceeds the Annual Income Amount in Contract Years that your required minimum distribution amount is not greater than the Annual Income Amount will be treated as an Excess Withdrawal under the benefit. If the required minimum distribution (as calculated by us for your Contract and not previously withdrawn in the current calendar year) is greater than the Annual Income Amount, an amount equal to the remaining Annual Income Amount plus the difference between the required minimum distribution amount not previously withdrawn in the current calendar year and the Annual Income Amount will be available in the current Contract Year without it being considered an excess withdrawal.

 Example - Required Minimum Distributions
 The following example is purely hypothetical and is intended to illustrate a scenario in which the required minimum distribution amount in a given Contract Year is greater than the Annual Income Amount. In the event that a required minimum distribution is calculated in a calendar year that crosses more than one Contract Year and you choose to satisfy the entire required minimum distribution for that calendar year in the next Contract Year, the distribution taken in the next Contract Year will reduce your Annual Income Amount in that Contract Year on a dollar for dollar basis. If the required minimum distribution not taken in the prior Contract Year is greater than the Annual Income Amount as guaranteed by the benefit in the current Contract Year, the total required minimum distribution amount may be taken without being treated as an excess withdrawal.

 Annual Income Amount = $5,000
 Remaining Annual Income Amount = $3,000
 Required Minimum Distribution = $6,000


 The amount you may withdraw in the current Contract Year without it being treated as an Excess Withdrawal is $4,000. ($3,000 + ($6,000 - $5,000) =
 $4,000).

 If the $4,000 withdrawal is taken, the remaining Annual Income Amount will be zero and the remaining required minimum distribution amount of $2,000 may be taken in the subsequent Contract Year (when your Annual Income Amount is reset to $5,000) without proportionally reducing all guarantees associated with the Spousal Highest Daily Lifetime 7 Plus benefit as described above.

 The amount you may withdraw in the subsequent Contract Year if you choose not to satisfy the RMD in the current Contract Year (assuming the Annual Income Amount in the subsequent Contract Year is $5000.00), without being treated as an Excess Withdrawal is $6000.00. This withdrawal must comply with all IRS guidelines in order to satisfy the Required Minimum Distribution for the current calendar year.

 Benefits Under Spousal Highest Daily Lifetime 7 Plus
..   To the extent that your Contract Value was reduced to zero as a result of cumulative Lifetime Withdrawals in a Contract Year that are equal to or less than the Annual Income Amount or as a result of the fee that we assess for Spousal Highest Daily Lifetime 7 Plus, and amounts are still payable under Spousal Highest Daily Lifetime 7 Plus, we will make an additional payment, if any, for that Contract Year equal to the remaining Annual Income Amount for the Contract Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Contract Value was reduced to zero. In subsequent Contract Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the Contract Year that reduced your Contract Value to zero are more than the Annual Income Amount, the Spousal Highest Daily Lifetime 7 Plus benefit terminates, and no additional payments will be made. However, if a withdrawal in the latter scenario was taken to satisfy a required minimum distribution under the Contract the benefit will not terminate, and we will continue to pay the Annual Income Amount in subsequent Contract Years until the death of the second Designated Life provided the Designated lives were spouses at the death of the first Designated Life.
..   If Contract payments are to begin under the terms of your Contract, or if you decide to begin receiving Contract payments and there is an Annual Income Amount due in subsequent Contract Years, you can elect one of the following two options:

       (1)apply your Contract Value to any Contract option available; or
       (2)request that, as of the date Contract payments are to begin, we make Contract payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. If, due to death of a Designated Life or divorce prior to annuitization, only a single Designated Life remains, then Contract payments will be made as a life contract for the lifetime of the Designated Life. We must receive your request in a form acceptable to us at our office.

 In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Contract. The amount that will be applied to provide such Contract payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Contract; and
       (2)the Contract Value.

..   If no Lifetime Withdrawal was ever taken, we will calculate the Annual
    Income Amount as if you made your first Lifetime Withdrawal on the date the annuity payments are to begin.
..   Please note that payments that we make under this benefit after the
    Contract Anniversary coinciding with or next following the older of the owner or Annuitant's 95/th/ birthday, will be treated as annuity payments.


 Other Important Considerations

..   Withdrawals under the Spousal Highest Daily Lifetime 7 Plus benefit are subject to all of the terms and conditions of the Contract, including any applicable CDSC for the Non-Lifetime Withdrawal as well as withdrawals that exceed the Annual Income Amount.
..   Withdrawals made while the Spousal Highest Daily Lifetime 7 Plus Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Contract.

..   You can make withdrawals from your Contract while your Contract Value is greater than zero without purchasing the Spousal Highest Daily Lifetime 7 Plus benefit. The Spousal Highest Daily Lifetime 7 Plus benefit provides a guarantee that if your Contract Value is reduced to zero (subject to program rules regarding the timing and amount of withdrawals), you will be able to receive your Annual Income Amount in the form of periodic benefit payments.
..   Upon inception of the benefit, 100% of your Contract Value must be allocated to the Permitted Sub-accounts.
..   You cannot allocate Purchase Payments or transfer Contract Value to or from the AST Investment Grade Bond Portfolio Sub-account (as described below) if you elect this benefit. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "What Are The Investment Objectives and Policies of The Portfolios?". Upon the initial transfer of your Contract Value into the AST Investment Grade Bond Portfolio, we will send a prospectus for that Portfolio to you, along with your confirmation statement. In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   You can make withdrawals from your Contract without purchasing the Spousal
    Highest Daily Lifetime 7 Plus benefit. The Spousal Highest Daily Lifetime 7 Plus benefit provides a guarantee that if your Contract Value declines due to Sub-account performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.
..   Transfers to and from the elected Sub-accounts and the AST Investment Grade
    Bond Portfolio Sub-account triggered by the Spousal Highest Daily Lifetime
    7 Plus asset transfer program will not count toward the maximum number of free transfers allowable under a Contract.
..   We currently limit the Sub-accounts to in which you may allocate Contract
    Value if you participate in this benefit (see "What Investment Options Can
    I Choose?" below and in the prospectus on page 23 for PL SPAO 3, page 21 for PLNJ SPAO 3, page 22 for Flexelite, page 23 for PL SPAO Plus 3 and page 21 for PLNJ SPAO Plus 3). Moreover, if you are invested in prohibited investment options and seek to elect the benefit, we will ask you to reallocate to permitted investment options as a prerequisite to electing the benefit.
..   The maximum fee for Spousal Highest Daily Lifetime 7 Plus is 1.50% annually of the greater of Contract Value and the Protected Withdrawal Value. The current fee for Spousal Highest Daily Lifetime 7 Plus is 0.90% annually of the greater of Contract Value and the Protected Withdrawal Value. We deduct this fee at the end of each benefit quarter, where each such quarter is part of a year that begins on the effective date of the benefit or an anniversary thereafter. Thus, on each such quarter-end (or the next
    Business Day, if the quarter-end is not a Business Day), we deduct 0.225% of the greater of the prior day's Contract Value, or the prior day's Protected Withdrawal Value at the end of the quarter. We deduct the fee pro rata from each of your Sub-accounts including the AST Investment Grade Bond Sub-account. Since this fee is based on the greater of the Contract Value and the Protected Withdrawal Value, the fee for Spousal Highest Daily Lifetime 7 Plus may be greater than it would have been, had it been based on the Contract Value alone. If the fee to be deducted exceeds the Contract Value, we will reduce the Contract Value to zero, and continue the benefit as described above.


 Election of and Designations under the Program
 Spousal Highest Daily Lifetime 7 Plus can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other's spouses at the time of election of the program and at the death of the first of the Designated Lives to die. Currently, Spousal Highest Daily Lifetime 7 Plus only may be elected where the Owner, Annuitant, and Beneficiary designations are as follows:

..   One Contract Owner, where the Annuitant and the Owner are the same person and the beneficiary is the Owner's spouse. The youngest Owner/Annuitant and the beneficiary must be at least 50 years old and the oldest must be at least 55 years old at the time of election; or
..   Co-Contract Owners, where the Owners are each other's spouses. The beneficiary designation must be the surviving spouse, or the spouses named equally. One of the owners must be the Annuitant. The youngest Owner must be at least 50 years old and the oldest owner must be at least 55 years old at the time of election; or
..   One Contract Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. The youngest of the Annuitant and the Contingent Annuitant must be at least 50 years old and the oldest must be at least 55 years old at the time of election.


 We do not permit a change of Owner under this benefit, except as follows:


 (a)if one Owner dies and the surviving spousal Owner assumes the Contract, or
 (b)if the Contract initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of beneficiary under this benefit. If the Designated Lives divorce, the Spousal Highest Daily Lifetime 7 Plus benefit may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Contract appoint a new Designated Life upon re-marriage.

 Spousal Highest Daily Lifetime 7 Plus can be elected at the time that you purchase your Contract or after the Contract Date, subject to our eligibility rules and restrictions. See "Termination of Existing Benefits and Election of New Benefits" below for information pertaining to elections, terminations and re-election of benefits. We reserve the right to waive, change and/or further limit the election frequency in the future.

 Termination of the Program

 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election may apply (as described above). The benefit automatically terminates: (i) if upon the death of the first Designated Life, the surviving Designated Life opts to take the death benefit under the Contract (thus, the benefit does not terminate solely because of the death of the first Designated Life), (ii) upon the death of the second Designated Life, (iii) upon your termination of the benefit, (iv) upon your surrender of the Contract, (v) upon your election to begin receiving annuity payments (although if you have elected to take contract payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount), (vi) if both the Contract Value and Annual Income Amount equal zero, or (vii) if you cease to meet our requirements as described in "Election of and Designations under the Program".

 Upon termination of Spousal Highest Daily Lifetime 7 Plus other than upon death of a Designated Life, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and
 (ii) transfer all amounts held in the AST Investment Grade Bond Portfolio Sub-account to your variable investment options based on your existing allocation instructions or (in the absence of such instructions) or (in the absence of such instructions pro rata) (i.e. in the same proportion as the current balances in your variable investment options).

 How Spousal Highest Daily Lifetime 7 Plus Transfers Contract Value between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account

 See "How Highest Daily Lifetime 7 Plus Transfers Contract Value Between Your Permitted Sub-accounts and the AST Investment Grade Bond Sub-account" on page 13 of this Supplement for information regarding this component of the benefit.


 Additional Tax Considerations

 If you purchase an Contract as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the required minimum distribution rules under the Code provide that you begin receiving periodic amounts from your Contract beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Contract Year that required minimum distributions due from your Contract are greater than such amounts. In addition, the amount and duration of payments under the Contract payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution provisions under the tax law. Please note, however, that any withdrawal (except the Non-Lifetime Withdrawal) you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive the Return of Principal Guarantee and the guaranteed amount described above under "KEY FEATURE - Protected Withdrawal Value".

 As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Contract. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Spousal Highest Daily Lifetime 7 Plus through a non-qualified contract, as with all withdrawals, once all Purchase Payments are returned under the Contract, all subsequent withdrawal amounts will be taxed as ordinary income.

 The following is added on page 53 for PL SPAO 3, page 47 for PLNJ SPAO 3, page 53 for Flexelite, page 55 for PL SPAO Plus 3 and page 49 for PLNJ SPAO Plus 3 in your prospectus under "Lifetime Withdrawal Benefits":


 Termination of Existing Benefits and Election of New Benefits

 If you currently own a Contract with an optional living benefit that is terminable, you may terminate the benefit rider and elect one of the benefits described in this supplement, subject to availability of the benefit at that time and our then current rules. There is currently no waiting period to elect any living benefit once a living benefit is terminated provided that the benefit being elected is available for election post-issue. We reserve the right to waive, change and/or further limit availability and election frequencies in the future. Check with your financial professional regarding the availability of re-electing or electing a benefit and any waiting period. The benefit you re-elect or elect may be more expensive than the benefit you are terminating. Note that once you terminate an existing benefit, you lose the guarantees that you had accumulated under your existing benefit and will begin the new guarantees under the new benefit you elect based on your Contract Value as of the date the new benefit becomes active. You should carefully consider whether terminating your existing benefit and electing a new benefit is appropriate for you.

                              INVESTMENT OPTIONS

 We add the following information to your prospectus on page 23 of PL SPAO 3, page 21 of PLNJ SPAO 3, page 22 of Flexelite, page 23 of PL SPAO Plus 3 and page 21 of PLNJ SPAO Plus 3 under "What Investment Options Can I Choose?".

..   We add the following immediately before the chart setting forth the
    Investment Objectives and Policies of each Portfolio:

 Certain optional living benefits (e.g., Highest Daily Lifetime 7 Plus) employ a pre-determined mathematical formula, under which money is transferred between your chosen variable sub-accounts and a bond portfolio (e.g., the AST Investment Grade Bond Portfolio). You should be aware that the operation of the mathematical formula could impact the expenses and performance of the variable sub-accounts used with the optional living benefits (the "Permitted Funds"). Specifically, because transfers to and from the Permitted Funds can be frequent and the amount transferred can vary, the Permitted Funds could experience the following effects, among others: (a) they may be compelled to hold a larger portion of assets in highly liquid securities than they otherwise would, which could diminish performance if the highly liquid securities under perform other securities (e.g., equities) that otherwise would have been held (b) they may experience higher portfolio turnover, which generally will increase the Permitted Funds' expenses and (c) if they are compelled by the mathematical formula to sell securities that are thinly-traded, such sales could have a significant impact on the price of such securities. Please consult the prospectus for the Permitted Fund for complete information about these effects.

 NEW OPTIONAL FEATURE FOR HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT, HIGHEST DAILY LIFETIME SEVEN INCOME BENEFIT AND SPOUSAL HIGHEST DAILY LIFETIME SEVEN
                                INCOME BENEFIT

 1. In the section entitled "What Are the Lifetime Withdrawal Benefits--Highest Daily Lifetime Five/(SM)/ Income Benefit", we add and amend certain information contained in that section of the prospectus (page 62 for PL SPAO 3, page 56 for PLNJ SPAO 3, page 63 for Flexelite, page 64 for PL SPAO Plus 3 and page 58 for PLNJ SPAO Plus 3) as follows:

 OPTIONAL FEATURE FOR HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT
 If you currently own a Contract and have elected, as of the date of this Supplement, the Highest Daily Lifetime Five Income Benefit, you can elect this feature which utilizes a new asset transfer formula. The new formula is described below and will replace the "Transfer Calculation" portion of the asset transfer formula currently used in connection with your benefit on a prospective basis. This election may only be made once and may not be revoked once elected. The new asset transfer formula is added to Appendix C in your prospectus and is provided below.

 Under the new formula, the formula will not execute a transfer to the Benefit Fixed Rate Account that results in more than 90% of your Contract Value being allocated to the Benefit Fixed Rate Account ("90% cap" or "90% cap rule"). Thus, on any Business Day, if the formula would require a transfer into the Benefit Fixed Rate Account that would result in more than 90% of the Contract Value being allocated to the Benefit Fixed Rate Account, only the amount that results in exactly 90% of the Contract Value being allocated to the Benefit Fixed Rate Account will be transferred. Additionally, future transfers into the Benefit Fixed Rate Account will not be made (regardless of the performance of the Benefit Fixed Rate Account and the Permitted Sub-accounts) at least until there is first a transfer out of the Benefit Fixed Rate Account. Once this transfer occurs out of the Benefit Fixed Rate Account, future amounts may be transferred to or from the Benefit Fixed Rate Account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the Benefit Fixed Rate Account that results in greater than 90% of your Contract Value being allocated to the Benefit Fixed Rate Account. However, it is possible that, due to the investment performance of your allocations in the Benefit Fixed Rate Account and your allocations in the Permitted Sub-accounts you have selected, your Contract Value could be more than 90% invested in the Benefit Fixed Rate Account.

 If you make additional purchase payments to your Contract while the 90% cap is in effect, the formula will not transfer any of such additional purchase payments to the Benefit Fixed Rate Account at least until there is first a transfer out of the Benefit Fixed Rate Account, regardless of how much of your Contract Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional purchase payments you make, less than 90% of your entire Contract Value is allocated to the Benefit Fixed Rate Account, and the formula will still not transfer any of your Contract Value to the Benefit Fixed Rate Account (at least until there is first a transfer out of the Benefit Fixed Rate Account). For example:

   . March 19, 2009 - a transfer is made to the Benefit Fixed Rate Account that results in the 90% cap being met and now $90,000 is allocated to the Benefit Fixed Rate Account and $10,000 is allocated to the Permitted Sub-accounts.
   . March 20, 2009 - you make an additional purchase payment of $10,000. No transfers have been made from the Benefit Fixed Rate Account to the Permitted Sub-accounts since the cap went into effect on March 19, 2009.
   . As of March 20, 2009 (and at least until first a transfer is made out of the Benefit Fixed Rate Account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and now you have 82% in the Benefit Fixed Rate Account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 is allocated to the Benefit Fixed Rate Account).
   . Once there is a transfer out of the Benefit Fixed Rate Account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the Benefit Fixed Rate Account if dictated by the formula (subject to the 90% cap).


 Under the operation of the formula, the 90% cap may come into existence and may be removed multiple times while you participate in the benefit. We will continue to monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account as dictated by the mathematical formula. Once you elect this feature, the new transfer formula described above and set forth below will be the asset transfer formula for your Contract.

 In the event that more than ninety percent (90%) of your Contract Value is allocated to the Benefit Fixed Rate Account and you have elected this feature, up to ten percent (10%) of your Contract Value currently allocated to the Benefit Fixed Rate Account will be transferred to your Permitted Sub-accounts, such that after the transfer, 90% of your Contract Value on the date of the transfer is in the Benefit Fixed Rate Account. The transfer to the Permitted Sub-accounts will be based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first- our rule). It is possible that additional transfers might occur after this initial transfer if dictated by the formula. The amounts of such additional transfer(s) will vary.

 Once the 90% cap rule is met, future transfers into the Benefit Fixed Rate Account will not be made (regardless of the performance of the Benefit Fixed Rate Account and the Permitted Sub-accounts) at least until there is first a transfer out of the Benefit Fixed Rate Account. Once this transfer occurs out of the Benefit Fixed Rate Account, future amounts may be transferred to or from the Benefit Fixed Rate Account if dictated by the formula (subject to the 90% cap).


 Important Considerations When Electing this Feature:

   . At any given time, some, most or none of your Contract Value may be allocated to the Benefit Fixed Rate Account.
   . Please be aware that because of the way the new 90% cap asset transfer formula operates, it is possible that more than or less than 90% of your Contract Value may be allocated to the Benefit Fixed Rate Account.

   . Because the charge for Highest Daily Lifetime Five is assessed against the average daily net assets of the Sub-accounts, that charge will be assessed against all assets transferred into the Permitted Sub-accounts.

   . If this feature is elected, any Contract Value transferred to the Permitted Sub-accounts is subject to the investment performance of those Sub-accounts. Your Contract Value can go up or down depending of the performance of the Permitted Sub-accounts you select.

 ASSET TRANSFER FORMULA FOR CONTRACTS WITH 90% CAP FEATURE

 The "Terms and Definitions referenced in this Calculation Formula" and the "Target Value Calculation" provided below remain unchanged and are included herein for ease of reference.



 TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:
   . C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Five benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

   . C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

   . C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.


   .   L - the target value as of the current Business Day.


   .   r - the target ratio.


   . a - the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factors that we use currently are derived from the a2000 Individual Annuity Mortality Table with an assumed interest rate of 3%. Each number in the table "a" factors (which appears on page C-3 in your prospectus) represents a factor, which when multiplied by the Highest Daily Annual Income Amount, projects our total liability for the purpose of asset transfers under the guarantee.


   . Q - age based factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factor is currently set equal to 1.


   .   V - the total value of all Permitted Sub-accounts in the Contract.


   .   F - the total value of all Benefit Fixed Rate Account allocations.


   . I - the income value prior to the first withdrawal. The income value is equal to what the Highest Daily Annual Income Amount would be if the first withdrawal were taken on the date of calculation. After the first withdrawal the income value equals the greater of the Highest Daily Annual Income Amount, the quarterly step-up amount times the annual income percentage, and the Contract Value times the annual income percentage.


   .   T - the amount of a transfer into or out of the Benefit Fixed Rate
       Account.


   . I% - annual income amount percentage. This factor is established on the Effective Date and is not changed for the life of the guarantee. Currently, this percentage is equal to 5%.


 TARGET VALUE CALCULATION:

 On each Business Day, a target value (L) is calculated, according to the following formula. If the variable Contract Value (V) is equal to zero, no calculation is necessary.



                              L    =    I * Q * a



 If you elect this feature, the following replaces the "Transfer Calculation"
 section in Appendix C (on page C-1 of your prospectus).

 Transfer Calculation:

 The following formula, which is set on the effective date of this feature and is not changed for the life of the guarantee, determines when a transfer is required: On the effective date of this feature (and only on the effective date of this feature), the following asset transfer calculation is performed to determine the amount of Contract Value allocated to the Benefit Fixed Rate
 Account:


             If (F /(V + F)    (greater than)    .90) then
             T                 =                 F - (V + F) * .90

 If T is greater than $0 as described above, then no additional transfer calculations are performed on the effective date.


 On each Business Day thereafter (including the effective date of this feature provided F/(V + F) (less than)=.90), the following asset transfer calculation is performed


                      Target Ratio r    =    (L - F) / V.

       . If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to the Benefit Fixed Rate Account (subject to the 90% cap rule described above).

       . If r (less than) C\\l\\ and there are currently assets in the Benefit Fixed Rate Account (F (greater than) 0), assets in the Benefit Fixed Rate Account are transferred to the Permitted Sub-accounts.


 The following formula, which is set on the effective date of this feature and is not changed for the life of the guarantee, determines the transfer amount:


 T    =    Min(MAX(0, (0.90 * (V + F)) - F),                Money is transferred from the elected Permitted
           [L - F - V * C\\t\\] / (1 - C\\t\\))             Sub-accounts to Benefit Fixed Rate Account

 T    =    Min(F, - [L - F - V * C\\t\\] / (1 - C\\t\\))    Money is transferred from the Benefit Fixed Rate
                                                            Account to the Permitted Sub-accounts.


 2. In the section entitled "What Are Lifetime Withdrawal Benefits" - Highest Daily Lifetime Seven/(SM)/ Income Benefit and Spousal Highest Daily Lifetime Seven/(SM)/ Income Benefit", we add and amend certain information contained in that section of the prospectus (pages 69 and 75 of PL SPAO 3, pages 63 and 69 of PLNJ SPAO 3, pages 69 and 76 of Flexelite, pages 70 and 77 of PL SPAO Plus 3 and pages 65 and 71 of PLNJ SPOA Plus 3 as follows:

 OPTIONAL FEATURE FOR HIGHEST DAILY LIFETIME SEVEN INCOME BENEFIT AND SPOUSAL HIGHEST DAILY LIFETIME SEVEN INCOME BENEFIT
 If you currently own a Contract and have elected, as of the date of this Supplement, the Highest Daily Lifetime Seven Income Benefit or Spousal Highest Daily Lifetime Seven Income Benefit, you can elect this feature which utilizes a new asset transfer formula. The new formula is described below and will replace the "Transfer Calculation" portion of the asset transfer formula currently used in connection with your benefit on a prospective basis. This election may only be made once and may not be revoked once elected. The new asset transfer formula is added to Appendix D in your prospectus (on page D-1) and is provided below.

 Under the new formula, the formula will not execute a transfer to the AST Investment Grade Bond Sub-account that results in more than 90% of your Contract Value being allocated to the AST Investment Grade Bond Sub-account ("90% cap" or "90% cap rule"). Thus, on any Business Day, if the formula would require a transfer to the AST Investment Grade Bond Sub-account that would result in more than 90% of the Contract Value being allocated to the AST Investment Grade Bond Sub-account, only the amount that results in exactly 90% of the Contract Value being allocated to the AST Investment Grade Bond Sub-account will be transferred. Additionally, future transfers into the AST Investment Grade Bond Sub-account will not be made (regardless of the performance of the AST Investment Grade Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST Investment Grade Bond Sub-account. Once this transfer occurs out of the AST Investment Grade Bond Sub-account, future amounts may be transferred to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap). At no time will the formula make a transfer to the AST Investment Grade Bond Sub-account that results in greater than 90% of your Contract Value being allocated to the AST Investment Grade Bond Sub-account. However, it is possible that, due to the investment performance of your allocations in the AST Investment Grade Bond Sub-account and your allocations in the Permitted Sub-accounts you have selected, your Contract Value could be more than 90% invested in the AST Investment Grade Bond Sub-account.

 If you make additional purchase payments to your Contract while the 90% cap is in effect, the formula will not transfer any of such additional purchase payments to the AST Investment Grade Bond Sub-account at least until there is first a transfer out of the AST Investment Grade Bond Sub-account, regardless of how much of your Contract Value is in the Permitted Sub-accounts. This means that there could be scenarios under which, because of the additional purchase payments you make, less than 90% of your entire Contract Value is allocated to the AST Investment Grade Bond Sub-account, and the formula will still not transfer any of your Contract Value to the AST Investment Grade Bond Sub-account (at least until there is first a transfer out of the AST
 Investment Grade Bond Sub-account). For example,

   . March 19, 2009 - a transfer is made that results in the 90% cap being met and now $90,000 is allocated to the AST Investment Grade Bond Sub-account and $10,000 is allocated to the Permitted Sub-accounts.
   . March 20, 2009 - you make an additional purchase payment of $10,000. No transfers have been made from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts since the cap went into effect on March 19, 2009.
   . As of March 20, 2009 (and at least until first a transfer is made out of the AST Investment Grade Bond Sub-account under the formula) - the $10,000 payment is allocated to the Permitted Sub-accounts and now you have 82% in the AST Investment Grade Bond Sub-account and 18% in the Permitted Sub-accounts (such that $20,000 is allocated to the Permitted Sub-accounts and $90,000 is allocated to the AST Investment Grade Bond Sub-account).
   . Once there is a transfer out of the AST Investment Grade Bond Sub-account (of any amount), the formula will operate as described above, meaning that the formula could transfer amounts to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap).


 Under the operation of the formula, the 90% cap may come into existence and may be removed multiple times while you participate in the benefit. We will continue to monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account as dictated by the mathematical formula. Once you elect this feature, the new transfer formula described above and set forth below will be the asset transfer formula for your Contract.

 In the event that more than ninety percent (90%) of your Contract Value is allocated to the AST Investment Grade Bond Sub-account and you have elected this feature, up to ten percent (10%) of your Contract Value currently allocated to the AST Investment Grade Bond Sub-account will be transferred to your Permitted Sub-accounts, such that after the transfer, 90% of your Contract Value on the date of the transfer is in the AST Investment Grade Bond Sub-account. The transfer to the Permitted Sub-accounts will be based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). It is possible that additional transfers might occur after this initial transfer if dictated by the formula. The amounts of such additional transfer(s) will vary. If on the date this feature is elected 100% of your Contract Value is allocated to the AST Investment Grade Bond Sub-account, a transfer of an amount equal to 10% of your Contract Value will be made to your Permitted Sub-accounts. It is possible that an additional transfer to the Permitted Sub-accounts could occur the following Business Day, and in some instances (based on the formula) this additional transfer could be large.

 Once the 90% cap rule is met, future transfers into the AST Investment Grade Bond Sub-account will not be made (regardless of the performance of the AST Investment Grade Bond Sub-account and the Permitted Sub-accounts) at least until there is first a transfer out of the AST Investment Grade Bond Sub-account. Once this transfer occurs out of the AST Investment Grade Bond Sub-account, future amounts may be transferred to or from the AST Investment Grade Bond Sub-account if dictated by the formula (subject to the 90% cap).

 Important Considerations When Electing this Feature:
   . At any given time, some, most or none of your Contract Value may be allocated to the AST Investment Grade Bond Sub-account.
   . Please be aware that because of the way the new 90% cap asset transfer formula operates, it is possible that more than or less than 90% of your Contract Value may be allocated to the AST Investment Grade Bond Sub-account.
   . If this feature is elected, any Contract Value transferred to the Permitted Sub-accounts is subject to the investment performance of those Sub-accounts. Your Contract Value can go up or down depending of the performance of the Permitted Sub-accounts you select.

 ASSET TRANSFER FORMULA FOR CONTRACTS WITH 90% CAP FEATURE

 Transfer Calculation if you elected Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven on or after July 21, 2008:


 The "Terms and Definitions referenced in the Calculation Formula" and the "Target Value Calculation" provided below remain unchanged and are included herein for ease of reference.


 TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:
   . C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Seven benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

   . C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

   . C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.


   .   L - the target value as of the current Business Day.


   .   r - the target ratio.


   . a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee (see page D-1 of your prospectus for the "a" factors)

   .   V\\V\\ - the total value of all Permitted Sub-accounts in the Contract.

   . V\\F\\ - the total value of all elected Fixed Rate Options in the Contract.


   .   B - the total value of the AST Investment Grade Bond Portfolio
       Sub-account.


   . P - Income Basis. Prior to the first withdrawal, the Income Basis is the Protected Withdrawal Value calculated as if the first withdrawal were taken on the date of calculation. After the first withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value at the time of the first withdrawal, adjusted for additional purchase payments including the amount of any associated Credits, and adjusted proportionally for excess withdrawals*, (2) any highest quarterly value increased for additional purchase payments including the amount of any associated Credits, and adjusted for withdrawals, and (3) the Contract Value.


   . T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account.

 * Note: withdrawals of less than the Annual Income Amount do not reduce the Income Basis.

 TARGET VALUE CALCULATION:

 On each Business Day, a target value (L) is calculated, according to the following formula. If the Contract Value (V\\V\\ + V\\F\\) is equal to zero, no calculation is necessary.


                            L    =    0.05 * P * a


 If you elect this feature, the following replaces the "Transfer Calculation"
 section in Appendix D (page D-1) of your prospectus.


 The following formula, which is set on the effective date of this feature and is not changed for the life of the guarantee, determines when a transfer is required:


 On the effective date of this feature (and only on the effective date of this feature), the following asset transfer calculation is performed to determine the amount of Contract Value allocated to the AST Investment Grade Bond sub-account:



 If (B / (V\\v\\ + V\\f\\ + B)    (greater than)    .90) then
 T                                =                 B - [(V\\v\\ + V\\f\\ + B) *.90]


 If T is greater than $0 as described above, then no additional transfer calculations are performed on the effective date and future transfers to the AST Investment Grade Bond Sub-account will not occur at least until there is first a transfer out of the AST Investment Grade Bond Sub-account.


 On each Business Day thereafter (including the effective date of this feature provided B/(V\\v\\ + V\\f\\ + B) (less than)=.90), the following asset transfer calculation is performed


              Target Ratio r    =    (L - B) / (V\\V\\ + V\\F\\).

       . If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to the AST Investment Grade Bond Portfolio Sub-account (subject to the 90% cap rule described above).

       . If r (less than) C\\l\\, and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts according to most recent allocation instructions.

 The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

 T    =    Min (MAX(0, (0.90 * (V\\V\\ + V\\F\\ + B)) - B),                  Money is transferred from the elected
           [L - B - (V\\V\\ + V\\F\\) * C\\t\\] / (1 - C\\t\\))              Sub-accounts to the AST Investment Grade Bond
                                                                             Sub-account

 T    =    Min (B, - [L - B - (V\\v\\ + V\\f\\) * C\\t\\] / (1 - C\\t\\))    Money is transferred from the AST Investment
                                                                             Grade Sub-account to the elected Sub-accounts



 Transfer Calculation if you elected Highest Daily Lifetime Seven or Spousal Highest Daily Lifetime Seven prior to July 21, 2008:


 The "Terms and Definitions referenced in the Calculation Formula" and the "Target Value Calculation" provided above remain unchanged and are included herein for ease of reference.


 TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:
   . C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Seven benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

   . C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

   . C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.


   .   L - the target value as of the current Business Day.


   .   r - the target ratio.


   . a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee (see page D-2 of your prospectus for the "a" factors)

   .   V - the total value of all Permitted Sub-accounts in the contract.


   .   B - the total value of the AST Investment Grade Bond Portfolio
       Sub-account.


   . P - Income Basis. Prior to the first withdrawal, the Income Basis is the Protected Withdrawal Value calculated as if the first withdrawal were taken on the date of calculation. After the first withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value at the time of the first withdrawal, adjusted for additional purchase payments including the amount of any associated Credits, and adjusted proportionally for excess withdrawals*, (2) any highest quarterly value increased for additional purchase payments including the amount of any associated Credits, and adjusted for withdrawals, and (3) the Contract Value.


   . T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account

 * Note: withdrawals of less than the Annual Income Amount do not reduce the Income Basis.

 TARGET VALUE CALCULATION:

 On each Business Day, a target value (L) is calculated, according to the following formula. If the variable contract value (V) is equal to zero, no calculation is necessary.


                            L    =    0.05 * P * a


 If you elect this feature, the following replaces the "Transfer Calculation"
 section in Appendix D (page D-1) of your Contract prospectus.


 The following formula, which is set on the effective date of this feature and is not changed for the life of the guarantee, determines when a transfer is required:


 On the effective date of this feature (and only on the effective date of this feature), the following asset transfer calculation is performed to determine the amount of Contract Value allocated to the AST Investment Grade Bond Sub-account:


            If (B /(V + B)    (greater than)    .90) then
            T                 =                 B - [(V + B) *.90]

 If T is greater than $0 as described above, then no additional transfer calculations are performed on the effective date.


 On each Business Day thereafter (including the effective date of this feature provided B/(V+B) (less than)=.90), the following asset transfer calculation is performed


                      Target Ratio r    =    (L - B) / V.



       . If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to AST Investment Grade Bond Sub-account.

       . If r (less than) C\\l\\ and there are currently assets in the AST Investment Grade Bond Sub-account (F (greater than) 0), assets in the AST Investment Grade Bond Sub-account are transferred to the Permitted Sub-accounts.

 The following formula, which is set on the Effective Date of this feature and is not changed for the life of the guarantee, determines the transfer amount:

 T    =    Min(MAX(0, (0.90 * (V + B)) - B),                   Money is transferred from the elected Permitted
           [L - B - V * C\\t\\] / (1 - C\\t\\))                Sub-accounts to AST Investment Grade Bond
                                                               Sub-Account
 T    =    {Min(B, - [L - B - V * C\\t\\] / (1 - C\\t\\)} ,    Money is transferred from the AST Investment
                                                               Grade Bond Sub-account to the Permitted
                                                               Sub-accounts.

                               OTHER INFORMATION

 Discontinuance of Certain Optional Living Benefits.
 1. As of the date of this supplement and subject to regulatory approval of Highest Daily Lifetime 7 Plus Income Benefit or Spousal Highest Daily Lifetime 7 Plus Income Benefit in your state, you may no longer elect the following income benefits: Highest Daily Lifetime Seven Income Benefit, and Spousal Highest Daily Lifetime Seven Income Benefit. In addition, as of the date of this supplement, you may no longer elect the Guaranteed Minimum Income Benefit
 (GMIB). Check with your financial professional regarding availability of these benefits in your state.

 2. We add the following paragraph to page 97 of PL SPAO 3, page 89 of PLNJ SPAO 3, page 97 of Flexelite, page 98 of PL SPAO Plus 3 and page 91 of PLNJ SPAO Plus 3 of the prospectus section "Tax Considerations - Types of Tax-favored Plans"

 Caution: Recent IRS regulations may affect the taxation of 403(b) tax deferred annuity contract exchanges that occur after September 24, 2007.


 Certain transactions, often called "Revenue Ruling 90-24" exchanges or transfers, are a common non-taxable method to exchange one tax deferred annuity contract for another. The IRS has issued regulations that may impose restrictions on your ability make such an exchange. The regulations are generally effective in 2009 but there is great uncertainty about their application to contract exchanges that take place during the period following September 24, 2007 and before January 1, 2009 (the "gap period"). Because of this uncertainty, it is possible that an exchange that takes place during the gap period may cause you to incur taxation on the value of the contract. But it is also possible that such an exchange will not have adverse tax consequences. We have asked the IRS to provide more guidance on this critical issue. In the meantime, before you request an exchange during the gap period you should consult with your tax advisor. We began accepting such transfers on or about November 24, 2008 but only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, starting on or about January 1, 2009 we will only process certain transactions (e.g, transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer's approval in written or electronic form.

 3. The following is added to page 85 of PL SPAO 3, page 79 of PLNJ SPAO 3, page 86 of Flexelite, Page 87 of PL SPAO Plus 3 and page 81 of PLNJ SPAO Plus 3 of your prospectus at the end of the section entitled "How Can I Purchase a Strategic Partners Annuity One 3 Contract (PL), How Can I Purchase a Strategic Partners Annuity One 3 Contract (PLNJ)," How Can I Purchase a Strategic Partners FLEXELITE Contract, How Can I Purchase a Strategic Partners Annuity Plus 3 Contract (PL), or How Can I Purchase a Strategic Partners Annuity Plus 3 Contract (PLNJ),

 "Beneficiary" Annuity

 You may purchase an Contract if you are a beneficiary of a contract that was owned by a decedent, subject to the following requirements. You may transfer the proceeds of the decedent's contract into one of the Annuities described in the prospectus and continue receiving the distributions that are required by the tax laws. This transfer option is only available for purchase of an IRA, Roth IRA, or a non-qualified contract, for distributions based on lives age 70 or under. This transfer option is also not available if the proceeds are being transferred from a contract issued by us or one of our affiliates and the contract offers a "Beneficiary Continuation Option".

 Upon purchase, the Contract will be issued in the name of the decedent for your benefit. We will calculate your required distributions based on the applicable life expectancy in the year of the decedent's death, using Table 1 in IRS Publication 590. You must take distributions at least annually. For IRAs and Roth IRAs, distributions must begin by December 31 of the year following the year of the decedent's death. If you are the surviving spouse beneficiary, distributions may be deferred until the decedent would have attained age 70 1/2, however if you choose to defer distributions, you are responsible for complying with the distribution requirements under the Code, and you must notify us when you would like distributions to begin. For additional information regarding the tax considerations applicable to beneficiaries of an IRA or Roth IRA, see "Required Distributions Upon Your Death for Qualified Annuity Contracts" in the Tax Considerations section of your prospectus.

 For non-qualified Annuities, distributions must begin within one year of the decedent's death. For additional information regarding the tax considerations applicable to beneficiaries of a non-qualified Contract see "Required Distributions Upon Your Death for Nonqualified Contract Contracts" in the Tax Consideration section of your prospectus.

 You may choose to take more than your required distribution. You may take withdrawals in excess of your required distributions, however your withdrawal may be subject to the Contingent Deferred Sales Charge. Any withdrawals reduce the required distribution for the year. All applicable charges will be assessed against your Contract, such as the Insurance Charge and the Annual Maintenance Fee.

 The Contract may provide a basic Death Benefit upon death, and you may name a "successor" who may either receive the Death Benefit as a lump sum or continue receiving distributions after your death under the Beneficiary Continuation Option.

 Please note the following additional limitations:
   . No additional Purchase Payments are permitted. You may only make a one-time initial Purchase Payment transferred to us directly from another contract or eligible account. You may not make your Purchase Payment as an indirect rollover.
   . You may not elect any optional living or death benefits. Annuity Rewards is not available.
   .   You may not annuitize the Contract; no contract options are available.
   . You may participate only in the following programs: Auto-Rebalancing, Dollar Cost Averaging (but not Enhanced Dollar Cost Averaging), Systematic Withdrawals, and Third Party Investment Advisor.
   . You may not assign or change ownership of the Contract, and you may not change or designate another life upon which distributions are based. A "beneficiary annuity" may not be co-owned.
   . If the Contract is funded by means of transfer from another "beneficiary annuity" with another company, we require that the sending company or the beneficial owner provide certain information in order to ensure that applicable required distributions have been made prior to the transfer of the contract proceeds to us. We further require appropriate information to enable us to accurately determine future distributions from the Contract. Please note we are unable to accept a transfer of another "beneficiary annuity" where taxes are calculated based on an exclusion amount or an exclusion ratio of earnings to original investment. We are also unable to accept a transfer of a contract that has annuitized.
   . The beneficial owner of the Contract can be an individual, grantor trust, or, for an IRA or Roth IRA, a qualified trust. In general, a qualified trust (1) must be valid under state law; (2) must be irrevocable or became irrevocable by its terms upon the death of the IRA or Roth IRA owner; and (3) the beneficiaries of the trust who are beneficiaries with respect to the trust's interest in this Contract must be identifiable from the trust instrument and must be individuals. A qualified trust must provide us with a list of all beneficiaries to the trust (including contingent and remainder beneficiaries with a description of the conditions on their entitlement), all of whom must be individuals, as of September 30/th/ of the year following the year of death of the IRA or Roth IRA owner, or date of Contract application if later. The trustee must also provide a copy of the trust document upon request. If the beneficial owner of the Contract is a grantor trust, distributions must be based on the life expectancy of the grantor. If the beneficial owner of the Contract is a qualified trust, distributions must be based on the life expectancy of the oldest beneficiary under the trust.
   . If this Beneficiary Contract is transferred to another company as a tax-free exchange with the intention of qualifying as a beneficiary annuity with the receiving company, we may require certifications from the receiving company that required distributions will be made as required by law.
   . If you are transferring proceeds as beneficiary of an annuity that is owned by a decedent, we must receive your transfer request at least 45 days prior to your first required distribution. If, for any reason, your transfer request impedes our ability to complete your first distribution by the required date, we will be unable to accept your transfer request.

 4. We replace the section of the prospectus (page 67 of PL SPAO 3, page 61 of PLNJ SPAO 3, page 67 of Flexelite, page 69 of PL SPAO Plus 3 and page 58 of PLNJ SPAO Plus 3) entitled "Asset Transfer Component of Highest Daily Lifetime Five" with the following:


 Asset Transfer Component of Highest Daily Lifetime Five

 As indicated above, we limit the sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Five. For purposes of this benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit Fixed Rate Account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The Benefit Fixed Rate Account is available only with this benefit, and you may not allocate Purchase Payments or transfer Contract Value to or from the Benefit Fixed Rate Account. The interest rate that we pay with respect to the Benefit Fixed Rate Account is reduced by an amount that corresponds generally to the charge that we assess against your variable Sub-accounts for Highest Daily Lifetime Five. The Benefit Fixed Rate Account is not subject to the Investment Company Act of 1940 or the Securities Act of 1933.

 Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Contract Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this benefit (and also appears in the Appendices to the prospectus). Speaking generally, the formula, which we apply each Business Day, operates as follows. The formula starts by identifying your Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, we produce an estimate of the total amount we would target in our allocation model, based on the projected Highest Daily Annual Income Amount each year for the rest of your life. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected Highest Daily Annual Income Amount (and thus your Target Value) would take into account any automatic step-up that was scheduled to occur according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%) it means essentially that not enough Target Value is offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur. Note that the formula is calculated with reference to the Highest Daily Annual Income Amount, rather than with reference to the Annual Income Amount. If you elect the new asset transfer formula calculation offered in this supplement, see the discussion above regarding the 90% cap rule.

 As you can glean from the formula, poor investment performance of your Contract Value may result in a transfer of a portion of your variable Contract Value to the Benefit Fixed Rate Account, because such poor investment performance will tend to increase the Target Ratio. Moreover, "flat" investment returns of your Contract Value over a period of time also could result in the transfer of your Contract Value to the Benefit Fixed Rate Account. Because the amount allocated to the Benefit Fixed Rate Account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Contract. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For newly issued annuities that elect Highest Daily Lifetime Five and existing annuities that elect Highest Daily Lifetime Five, however, we reserve the right to change the ratios.

 While you are not notified when your Contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.


 Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:
..   Not make any transfer between the Permitted Sub-accounts and the Benefit
    Fixed Rate Account; or

..   If a portion of your Contract Value was previously allocated to the Benefit
    Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or
..   Transfer all or a portion of your Contract Value in the Permitted
    Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

 Therefore, at any given time, some, none, or all of your Contract Value may be allocated to the Benefit Fixed Rate Account. If your entire Contract Value is transferred to the Benefit Fixed Rate Account, then based on the way the formula operates, the formula will not transfer amounts out of the Benefit Fixed Rate Account to the Permitted Sub-accounts and the entire Contract Value would remain in the Benefit Rate Fixed Account. If you make additional Purchase Payments to your Contract, they will be allocated to the Sub-accounts according to your allocation instructions. Such additional Purchase Payments may or may not cause the formula to transfer money in or out of the Benefit Fixed Rate Account. Once the Purchase Payments are allocated to your Contract, they will also be subject to the mathematical formula, which may result in immediate transfers to or from the Benefit Fixed Rate Account, if dictated by the formula. The amounts of any such transfers will vary, as dictated by the formula, and will depend on the factors listed below.

 The amount that is transferred to and from the Benefit Fixed Rate Account pursuant to the mathematical formula depends upon a number of factors unique to your Contract (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

..   How long you have owned Highest Daily Lifetime Five;


..   The performance of the Permitted Sub-accounts you have chosen;
..   The performance of the Benefit Fixed Rate Account (i.e., the amount of interest credited to the Benefit Fixed Rate Account);

..   The amount allocated to each of the Permitted Sub-accounts you have chosen;
..   The amount allocated to the Benefit Fixed Rate Account;
..   Additional Purchase Payments, if any, you make to your Contract;
..   Withdrawals, if any, you take from your Contract (withdrawals are taken pro rata from your Contract Value).

 Any Contract Value in the Benefit Fixed Rate Account will not be available to participate in the investment experience of the Permitted Sub-accounts if there is a recovery until it is moved out of the Benefit Fixed Rate Account.

 The more of your Contract Value allocated to the Benefit Fixed Rate Account under the formula, the greater the impact of the performance of the Benefit Fixed Rate Account in determining whether (and how much) of your Contract Value is transferred back to the Permitted Sub-accounts. Further, it is possible under the formula, that if a significant portion your Contract Value is allocated to the Benefit Fixed Rate Account and that Account has good performance but the performance of your Permitted Sub-accounts is negative, that the formula might transfer your Contract Value to the Permitted Sub-accounts. Thus, the converse is true too (the more you have allocated to the Permitted Sub-accounts, the greater the impact of the performance of those Sub-accounts will have on any transfer to the Benefit Fixed Rate Account).

 5. We replace the sections of the prospectus (page 74 and 81 for PL SPAO 3, page 68 and 75 for PLJN SPAO 3, page 74 and 81 for Flexelite, page 76 and 83 for PL SPAO Plus 3 and 70 and 77 for PLNJ SPAO Plus 3) entitled "Asset Transfer Component of Highest Daily Lifetime Seven" and "Asset Transfer Component of Spousal Highest Daily Lifetime Seven" (as applicable) with the following:

 Asset Transfer Component of Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven
 As indicated above, we limit the Sub-accounts to which you may allocate Contract Value if you elect Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven. For purposes of the benefit, we refer to those permitted Sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven, we require that you participate in our specialized asset transfer program, under which we may transfer Contract Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary mathematical formula, discussed below. The AST Investment Grade Bond Sub-account is available only with this benefit, and you may not allocate Purchase Payments to or transfer Contract Value to or from the AST Investment Grade Bond Sub-account. Under the asset transfer component of Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven, we monitor your Contract Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. Any transfer would be made in accordance with a formula, which is set forth in the Appendices to this prospectus.

 Speaking generally, the formula, which we apply each Business Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. Note that we use 5% in the formula, irrespective of the Annuitant's attained age. Then we produce an estimate of the total amount we would target in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent purchase payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that not enough Target Value is offset by assets within the AST Investment Grade Bond Sub-account, and therefore we will transfer an amount from your Permitted Sub-accounts to the AST Investment Grade Bond Sub-account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts would occur. If you elect the new asset transfer formula calculation offered in this supplement, see the discussion above regarding the 90% cap rule.

 As you can glean from the formula, poor investment performance of your Contract Value may result in a transfer of a portion of your variable Contract Value to the AST Investment Grade Bond Sub-account because such poor investment performance will tend to increase the Target Ratio.

 Moreover, "flat" investment returns of your Contract Value over a period of time also could result in the transfer of your Contract Value from the Permitted Sub-accounts to the AST Investment Grade Bond Sub-account. Because the amount allocated to the AST Investment Grade Bond Sub-account and the amount allocated to the Permitted Sub-accounts each is a variable in the formula, the investment performance of each affects whether a transfer occurs for your Contract. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven, the ratios we use will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven and existing Annuities that elect Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven, however, we reserve the right to change the ratios.

 While you are not notified when your Contract reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Contract Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Seven/Spousal Highest Daily Lifetime Seven.

 Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:
..   Not make any transfer between the Permitted Sub-accounts and the AST
    Investment Grade Bond Sub-account; or

..   If a portion of your Contract Value was previously allocated to the AST
    Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options).; or
..   Transfer all or a portion of your Contract Value in the Permitted
    Sub-accounts pro rata to the AST Investment Grade Bond Sub-account.

 Therefore, at any given time, some, none, or all of your Contract Value may be allocated to the AST Investment Grade Bond Sub-account. If your entire Contract Value is transferred to the AST Investment Grade Bond Sub-account, then based on the way the formula operates, the formula will not transfer amounts out of the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts and the entire Contract Value would remain in the AST Investment Grade Bond Sub-account. If you make additional Purchase Payments to your Contract, they will be allocated to the Sub-accounts according to your allocation instructions. Such additional Purchase Payments may or may not cause the formula to transfer money in or out of the AST Investment Grade Bond Sub-account. Once the Purchase Payments are allocated to your Contract, they will also be subject to the mathematical formula, which may result in immediate transfers to or from the AST Investment Grade Bond Sub-accounts, if dictated by the formula. The amounts of any such transfers will vary, as dictated by the formula, and will depend on the factors listed below.

 The amount that is transferred to and from the AST Investment Grade Bond Sub-account pursuant to the mathematical formula depends upon a number of factors unique to your Contract (and is not necessarily directly correlated with the securities markets, bond markets, or interest rates, in general) including:

..   How long you have owned Highest Daily Lifetime Seven/Spousal Highest Daily
    Lifetime Seven;
..   The performance of the Permitted Sub-accounts you have chosen;
..   The performance of the AST Investment Grade Bond Sub-account;

..   The amount allocated to each of the Permitted Sub-accounts you have chosen;
..   The amount allocated to the AST Investment Grade Bond Sub-account;
..   Additional Purchase Payments, if any, you make to your Contract;
..   Withdrawals, if any, you take from your Contract (withdrawals are taken pro rata from your Contract Value).

 Any Contract Value in the AST Investment Grade Bond Sub-account will not be available to participate in the investment experience of the Permitted Sub-accounts if there is a recovery until it is moved out of the AST Investment Grade Bond Sub-account.

 The more of your Contract Value allocated to the AST Investment Grade Bond Sub-account under the formula, the greater the impact of the performance of that Sub-account in determining whether (and how much) of your Contract Value is transferred back to the Permitted Sub-accounts. Further, it is possible under the formula, that if a significant portion your Contract Value is allocated to the AST Investment Grade Bond Sub-account and that Sub-account has good performance but the performance of your Permitted Sub-accounts is negative, that the formula might transfer your Contract Value to the Permitted Sub-accounts. Thus, the converse is true too (the more you have allocated to the Permitted Sub-accounts, the greater the impact of the performance of those Sub-accounts will have on any transfer to the AST Investment Grade Bond Sub-account).

 6. The following information is added to your prospectus (page 23 for PL SPAO 3, page 21 for PLNJ SPAO 3, page 22 for Flexelite, page 23 for PL SPAO Plus 3, and page 21 for PLNJ SPAO Plus 3) regarding certain Investment Options:

 A. Effective November 24, 2008, two additional sub-advisors are being added to AST Academic Strategies Asset Allocation Portfolio. Accordingly, in the section entitled "What Investment Options Can I Choose?", we add the sub-advisors referenced below to the column entitled "Portfolio
 Advisor/Sub-Advisor."

 First Quadrant L.P. (First Quadrant) and AlphaSimplex Group, LLC
 (AlphaSimplex) are being added as additional sub-advisors to AST Academic Strategies Asset Allocation Portfolio. The expenses and investment objectives/policies do not change as a result of the addition of the new sub-advisors.

 B. Effective on or about December 15, 2008, Eaton Vance LLC will replace J.P. Morgan Investment Management, Inc. as sub-advisor for AST Large-Cap Value Portfolio.

                                    PART II

Item 16. Exhibits

(23) Written Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf in the City of Newark and the State of New Jersey on this 28th day of January, 2009.

                         PRUCO LIFE INSURANCE COMPANY
                                  Registrant


Attest:  /s/ Thomas C. Castano                 /s/ Scott D. Kaplan
         ----------------------------------    ---------------------------------
         Thomas C. Castano                     Scott D. Kaplan
         Chief Legal Officer and Secretary     President and Chief Executive
                                               Officer

                                  SIGNATURES

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                              Signature and Title

                                      January 28, 2009

  *
  ----------------------------------
  JAMES J. AVERY JR.
  VICE CHAIRMAN AND DIRECTOR

  *                                   *By:  /s/ Thomas C. Castano
  ----------------------------------        ---------------------------------
  SCOTT D. KAPLAN                           THOMAS C. CASTANO
  DIRECTOR                                  CORPORATE COUNSEL
  *
  ----------------------------------


--------------------------
TUCKER I. MARR
CHIEF ACCOUNTING OFFICER


*
--------------------------
BERNARD J. JACOB
DIRECTOR


*
--------------------------
HELEN M. GALT
DIRECTOR


*
--------------------------
SCOTT G. SLEYSTER
DIRECTOR


*
--------------------------
STEPHEN PELLETIER
DIRECTOR

                                 EXHIBIT INDEX

(23) Written Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm